The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-298926
Subject to Completion, dated September 18, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 14, 2026)
SYSCO HOLDINGS CORPORATION
SYSCO CORPORATION
€    % Junior Subordinated Notes due 2056

Sysco Corporation, a Delaware corporation (“Sysco Corporation”), and Sysco Holdings Corporation, a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation (“Sysco Holdings” and together with Sysco Corporation, the “Issuers”), are offering €      aggregate principal amount of their    % Junior Subordinated Notes due 2056 (the “notes”).
The notes will bear interest at an initial rate of    % per year and will mature on       , 2056.
The notes will bear interest (i) from, and including, the original issuance date to, but excluding, the First Reset Date, at the initial interest rate set forth above; (ii) during each Reset Period from, and including, the First Reset Date, to, but excluding, the First Step-Up Date, at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin; (iii) during the Reset Period, from, and including, the First Step-Up Date and each Reset Period thereafter to, but excluding the Second Step-Up Date at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 0.25%; and (iv) during the Reset Period, from and including the Second Step-Up Date and each Reset Period thereafter at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 1.00%; provided that, the interest rate during any Reset Period will not reset below zero.
Subject to the Issuers’ right to defer interest payments described below, the Issuers will pay interest annually in arrears on the notes on       of each year, beginning on       , 2026. So long as no event of default with respect to the notes has occurred and is continuing, the Issuers may, at their option and on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the notes for a period of up to 10 consecutive years, but not beyond the maturity date of the notes. During any such deferral period, deferred interest will accrue additional interest at the interest rate then applicable to the notes, to the extent permitted by applicable law, and the Issuers and the guarantors will be subject to certain restrictions described in this prospectus supplement. See “Description of the Junior Subordinated Notes — Option to Defer Interest Payments” and “Description of the Junior Subordinated Notes — Certain Limitations During an Optional Deferral Period.”
On March 30, 2026, Sysco Corporation, Sysco Holdings, JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and certain merger subsidiaries, among others, entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions set forth in the merger agreement, Sysco Corporation will acquire JRD and Warehouse Realty in a cash and stock transaction through a series of mergers. As a result of the JRD Acquisition Transactions (as defined herein), Sysco Corporation, JRD, and Warehouse Realty will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equity holders of Jetro Restaurant Depot will own shares of common stock of Sysco Holdings, which are expected to be listed for trading on The New York Stock Exchange (the “NYSE”).
If the JRD Acquisition Transactions are consummated, we intend to use the net proceeds from this offering of the notes, together with the proceeds from the Financing Transactions (as defined herein) and cash on hand to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. This offering of the notes is not contingent upon the closing of the JRD Acquisition Transactions.
If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) March 30, 2028 (the “Outside Date”) or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions (the earliest to occur of clause (i), (ii) and (iii), a “Special Mandatory Redemption Event”), the Issuers will be required to redeem the notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of the Junior Subordinated Notes — Redemption — Special Mandatory Redemption.”
The Issuers have the option to redeem some or all of the notes as described under the heading “Description of the Junior Subordinated Notes — Redemption — Optional Redemption” in this prospectus supplement. In addition, the Issuers may redeem the notes in whole, but not in part, at any time at their option in the event of certain changes in the tax laws of the United States that would require the Issuers to pay additional amounts as described under “Description of the Junior Subordinated Notes — Redemption — Right to Redeem upon a Tax Withholding Event.” The Issuers may also redeem the notes under other circumstances at the times and at the redemption prices described in this prospectus supplement under “Description of the Junior Subordinated Notes — Redemption.”
The notes will be the Issuers’ unsecured, junior subordinated obligations and the guarantees will be the unsecured, junior subordinated obligations of the respective guarantors. The notes and the guarantees will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of the Issuers’ and the guarantors’ respective existing and future senior indebtedness, will rank equally in right of payment with all of the Issuers’ and the guarantors’ respective existing and future unsecured, junior subordinated indebtedness that ranks equally in right of payment with the notes and the guarantees, will effectively rank junior to any existing and future secured indebtedness of the Issuers and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all liabilities (excluding intercompany loans) of the non-guarantor subsidiaries of the Issuers. See “Description of the Junior Subordinated Notes — Ranking.”
The notes initially will be fully and unconditionally guaranteed, jointly and severally, on an unsecured, subordinate and junior basis, by Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s existing senior notes (the “guarantors”). Subsidiaries of an Issuer acquired or created in the future may or may not become guarantors, but any domestic subsidiary of an Issuer that guarantees Sysco Corporation’s senior notes or other indebtedness of an Issuer must also guarantee the notes. Each guarantee will be an unsecured, junior subordinated obligation of the respective guarantor and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all existing and future senior indebtedness of that guarantor.
We intend to apply to list the notes on the NYSE. The listing applications will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-18 of this prospectus supplement and the “Risk Factors” section in the 2026 Annual Report (as defined herein) to read about important factors you should consider before buying the notes.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other securities regulatory authority in any jurisdiction has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to the Issuers
	Per Note	Total	Per Note	Total	Per Note	Total
% Junior Subordinated Notes due 2056	%	€	%	€	%	€
Total		€		€		€
The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from       , 2026 and must be paid by the purchasers if the notes are delivered after       , 2026.
The underwriters expect to deliver the notes to investors in book-entry form only through a common depositary of Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, the “clearing systems”), on or about        , 2026.
Joint Book-Running Managers
Goldman Sachs & Co. LLC		TD Securities
BofA Securities	J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated       , 2026

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement. When used in this prospectus supplement, unless otherwise indicated, the term “prospectus” refers to this prospectus supplement together with the accompanying prospectus. Before investing in the notes, you should read carefully both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.
We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws. We are not making an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
We expect delivery of the notes will be made against payment therefor on or about      , 2026, which is the      Business Day (as defined herein) following the date of pricing of the notes (such settlement being referred to as “T+      ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one Business Day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+      , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
As used in this prospectus supplement, unless otherwise specified, (i) the terms “we,” “us,” and “our” refer to Sysco Corporation individually and collectively with Sysco Holdings and Sysco Corporation’s other consolidated subsidiaries prior to the completion of the JRD Acquisition Transactions, and, following the completion of the JRD Acquisition Transactions, will refer to Sysco Holdings individually, and collectively with its consolidated subsidiaries, including Sysco Corporation and (ii) the term “Financing Transactions” shall refer to the Commitment Letter, the Term Loan Credit Agreement, the Revolving Credit Agreement, the CoBank Term Loan, the Equity Offering and the Concurrent Securities Offerings (each as defined under “Prospectus Summary — The Financing and Other Transactions”).
All references in this prospectus supplement that give effect to the JRD Acquisition Transactions assume that we will pay in full, upon the consummation of the JRD Acquisition Transactions, all existing indebtedness of Jetro Restaurant Depot and all fees and expenses (including any applicable prepayment premiums) related thereto.
References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states (each, a “Member State”) of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial

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information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States and is presented in U.S. dollars.
Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.1477, based on the rate at the close of business on September 17, 2026 on the Bloomberg page “BFIX.”
IN CONNECTION WITH THIS OFFERING, GOLDMAN SACHS & CO. LLC (THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF ANY STABILIZING MANAGER), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. ANY STABILIZATION ACTION OR OVER-ALLOTMENT WILL BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes described in this prospectus supplement and the accompanying prospectus in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
MiFID II Product Governance/Professional Investors and ECPs Only Target Market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling, or recommending the notes (for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom.

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For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are not being distributed to, and must not be passed on to, the general public in the United Kingdom. In the United Kingdom, such documents are only directed at non-retail investors (being persons who are not retail investors as defined in the paragraph above) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.
UK MiFIR Product Governance/Professional Investors and ECPs Only Target Market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of assimilated law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling, or recommending the notes (for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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NON-GAAP FINANCIAL MEASURES
To provide investors with information in addition to our results as determined by generally accepted accounting principles in the United States (“GAAP”), we provide certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion and Net Debt, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and Free Cash Flow, any non-GAAP financial measures are adjusted to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions.
Adjustments provided herein for fiscal year 2026 results of operations also remove the impact of a charge associated with a legal matter, amortization expense associated with debt issuance costs on a bridge loan facility, and a loss on deal contingent rate lock transactions entered into to mitigate interest rate risk on future permanent debt that could potentially be issued to finance the purchase of Jetro Restaurant Depot. No similar charges were applicable in fiscal year 2025 or 2024. Adjustments provided herein for fiscal year 2025 results of operations also remove the impact of a noncash goodwill impairment charge. No similar charge was applicable in fiscal year 2026 or 2024. Adjustments provided herein for fiscal year 2026 pro forma unaudited results of operations remove non-recurring transaction costs, non-recurring retention bonuses and non-recurring transfer taxes, in each case, associated with the JRD Acquisition Transactions. These items are collectively referred to as “Certain Items.”
The results of our operations can be impacted by changes in exchange rates applicable to converting from local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
Our management believes that adjusting our operating expenses, operating income, operating margin, interest expense, other (income) expense, net earnings and diluted earnings per share to remove these Certain Items and presenting our results on a constant currency basis, provide an important perspective with respect to our underlying business trends and results. Additionally, it provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of our underlying operations, (2) facilitates comparisons on a year-over-year basis and (3) removes those items that are difficult to predict and are often unanticipated and that, as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.
We have a history of growth through acquisitions and we exclude from our non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach enhances the comparability of our results for fiscal year 2026, fiscal year 2025 and fiscal year 2024.
Our management considers each of EBITDA and Adjusted EBITDA to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions.
Our management considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, Free Cash Flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free Cash Flow should not be used as a substitute for the most comparable GAAP financial measure in assessing our liquidity for the periods presented. We define Adjusted Free Cash Flow as EBITDA adjusted for Certain Items less Capex. Adjusted Free Cash Flow

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Conversion represents Adjusted Free Cash Flow divided by Adjusted EBITDA. Adjusted Free Cash Flow should not be used as a substitute for the most comparable GAAP financial measure.
We use these non-GAAP measures when evaluating our financial results as well as for internal planning and forecasting purposes. These financial measures should not be used as a substitute for GAAP measures in assessing our results of operations for periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Any metric referred to herein as “adjusted” will reflect the applicable impact of Certain Items.
Our use of the terms EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion and Net Debt, may vary from that of others in our industry. These financial measures should not be considered as alternatives to sales, net earnings or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

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WHERE YOU CAN FIND MORE INFORMATION
Sysco Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Corporation’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Corporation are also available to the public at the SEC’s website at http://www.sec.gov, and on Sysco Corporation’s website, www.sysco.com. The information contained on, or that can be accessed through, the SEC’s website and Sysco Corporation’s website is not incorporated in, and is not part of this prospectus supplement or the accompanying prospectus.
Sysco Holdings’ SEC filings made via the EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. The information contained on, or that can be accessed through, the SEC’s website is not incorporated in, and is not part of this prospectus supplement or the accompanying prospectus.
The Issuers have filed with the SEC an automatic shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), in Sysco Corporation’s case, as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and in Sysco Holdings’ case, as a wholly-owned subsidiary of a well-known seasoned issuer, covering the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be accessed through the SEC’s website referred to above. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Each of the Issuers incorporates by reference the following documents filed with the SEC by each of Sysco Holdings and Sysco Corporation and any future filings that each of the Issuers makes with the SEC after the date of this prospectus supplement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we complete our offering of the securities offered by this prospectus supplement and the accompanying prospectus. Neither Sysco Holdings nor Sysco Corporation is incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any furnished information, any Sysco Corporation Compensation and Leadership Development Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.
Sysco Corporation
•
Sysco Corporation’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 filed with the SEC on August 21, 2026 (the “2026 Annual Report”);

•
Sysco Corporation’s Current Reports on Form 8-K filed with the SEC on July 2, 2026, August 20, 2026 (Item 5.02 only), September 4, 2026, September 14, 2026, and September 16, 2026;

•
The portions of Sysco Corporation’s Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed with the SEC on October 2, 2025 that are incorporated by reference into Part III of the Form 10-K for the year ended June 28, 2025 filed with the SEC on August 22, 2025; and

Sysco Holdings
•
Sysco Holdings’ Current Report on Form 8-K filed with the SEC on July 28, 2026.

Any statement contained or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein or therein, modifies or supersedes

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such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:
Sysco Holdings Corporation
Sysco Corporation
Investor Relations
1390 Enclave Parkway
Houston, Texas 77077-2099
Telephone: (281) 584-2615

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, but are not limited to, our expectation regarding settlement timing, our expected capitalization as a result of this offering, our expected applications of the proceeds from this offering, and our anticipated market prices and plan of distribution of the notes. Forward-looking statements may also include statements incorporated by reference herein from other filings, including various statements relating to:
•
the expected timing and completion of the JRD Acquisition Transactions;

•
the anticipated benefits of the JRD Acquisition Transactions, including estimated synergies, and plans and expectations for the combined company after completion of the JRD Acquisition Transactions;

•
our future financial performance and results;

•
our business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions;

•
our expectations regarding the terms and completion of the Financing Transactions; and

•
other statements that are not historical facts.

These statements are based on management’s current expectations and estimates. Actual results may differ materially due in part to the risk factors within Part I, Item 1A of the 2026 Annual Report, and in Sysco Corporation’s subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page S-18 of this prospectus supplement, and the risk factors set forth below:
•
the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

•
the risk of periods of significant or prolonged inflation, deflation, or economic uncertainty and their impact on our product costs and profitability generally, and our inability to predict inflation over the long term;

•
the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may be unsuccessful;

•
the risk that we may not realize anticipated benefits from our operating cost reduction efforts, including our ability to accelerate and/or identify additional cost savings;

•
risks related to geopolitical, economic and market conditions and developments, including unfavorable conditions in the Americas and Europe, and changes in global trade policies, tariffs, and similar foreign conflicts, foreign exchange rates and the impact on our business, results of operations and financial condition;

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the risks related to our efforts to implement our business transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated timeframe, if at all, and may prove costlier than expected;

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the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

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the risk that our relationships with long-term customers may be materially diminished or terminated;

S-ix

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the risk that changes in consumer eating habits, including economic factors affecting consumer confidence and discretionary spending and the impact of advancements in pharmaceutical therapies, which may reduce the consumption of food prepared away from home, could materially and adversely affect our business, financial condition, or results of operations;

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the impact and effects of public health crises, pandemics, epidemics, and natural disasters or adverse weather conditions on our business, financial condition and results of operations;

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the risk that we may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs;

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the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

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the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

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difficulties in successfully expanding into international markets and complementary lines of business;

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the potential impact of product liability claims or product recalls;

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the risk that we fail to comply with requirements imposed by applicable law or government regulations, including but not limited to those related to environmental, data privacy and tax and accounting laws, rules and regulations;

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risks related to our ability to effectively finance and integrate acquired businesses;

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risks related to our access to borrowed funds in order to grow and finance the JRD Acquisition Transactions and risks related to any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

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the risk that our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

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the risk that we may not be able to effectively execute our capital allocation framework;

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the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

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risks related to our ability to return capital to stockholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;

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the risk that due to our reliance on technology, any technology disruption or delay in implementing new technology, including artificial intelligence (AI), could have a material negative impact on our business;

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the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions, including risks from flaws, breaches, or malfunctions in AI systems that could lead to operational disruptions, data loss, or erroneous decision-making;

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risks related to our ability to attract, motivate and retain employees, including key personnel;

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risks related to labor issues, including the renegotiation of union contracts and shortage of qualified labor;

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the risk that the exclusive forum provisions in our amended and restated bylaws could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

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risks related to business uncertainties and contractual restrictions affecting us and Jetro Restaurant Depot while the JRD Acquisition Transactions are pending, including effects on employees, customers, suppliers, and other business relationships;

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the risk that the JRD Acquisition Transactions are not consummated as expected, in a timely manner or at all;

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the risk that any of the anticipated benefits of the JRD Acquisition Transactions will not be realized or will not be realized within the expected time period;

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risks relating to the integration of Jetro Restaurant Depot;

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the occurrence of any event, change or other circumstance that could give rise to the right of Sysco Corporation, Holder Representative (as defined herein) or both to terminate the merger agreement;

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the risk that regulatory clearances for the JRD Acquisition Transactions may not be obtained, or other closing conditions may not be satisfied, in a timely manner or at all, as well as the risk that regulatory clearances are obtained subject to conditions that are not anticipated;

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the risk of other delays in closing the JRD Acquisition Transactions;

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risks related to business disruptions from the JRD Acquisition Transactions that may harm the business or current plans and operations of the Issuers and Jetro Restaurant Depot, including the diversion of management’s time from ongoing business operations;

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the risk that we may be unable to obtain or maintain favorable credit ratings, and that changes in credit ratings following the JRD Acquisition Transactions could adversely affect our access to the debt capital markets;

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the outcome and costs of any legal proceedings that may be instituted against Sysco Holdings, Jetro Restaurant Depot, Sysco Corporation or their respective directors in connection with the JRD Acquisition Transactions;

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the risk that the JRD Acquisition Transactions could have an adverse effect on the market price of Sysco Corporation common stock;

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the risk that the JRD Acquisition Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities;

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the risk that the announcement or consummation of the JRD Acquisition Transactions could have an adverse effect on the ability of Sysco Corporation or Jetro Restaurant Depot to retain and hire key personnel or maintain business, contractual or operational relationships;

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the risk that the market price of our common stock may be volatile and may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of our common stock;

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the risk that the completion of the JRD Acquisition Transactions may trigger change of control or other provisions in certain agreements to which Jetro Restaurant Depot is a party, which could have adverse consequences;

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the risk that the unaudited pro forma financial information incorporated by reference in this prospectus supplement may not be indicative of what our actual financial position or results of operations would have been, and our actual results following the JRD Acquisition Transactions may differ materially;

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the risk that, if the merger agreement is terminated, Sysco Corporation may be required to pay a termination fee, and the negative impact on the stock price and business of Sysco Corporation that may result from such termination and the payment of such termination fee;

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the risk that Jetro Restaurant Depot is a privately held company and limited publicly available information exists about its business, financial condition and results of operations, and that the due diligence review of Jetro Restaurant Depot may not have identified all material issues relating to Jetro Restaurant Depot;

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other factors that may affect the future results of Sysco Holdings, Sysco Corporation and Jetro Restaurant Depot;

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management’s response to any of the aforementioned factors;

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risks related to the structure and terms of the notes, including that the notes will be our unsecured and subordinated indebtedness;

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risks related to our option to defer interest payments on the notes; and

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that the increase in market interest rates will likely decrease the prices of the notes.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, could have a material adverse effect on our business, financial condition and results of operations. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference for a more complete understanding of our business and the terms of the notes. See “Risk Factors” beginning on page S-18 of this prospectus supplement and in the 2026 Annual Report, for information regarding risks you should consider before investing in the notes. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”
The terms “notes” refers to the €    % Junior Subordinated Notes due 2056.
Sysco Corporation
Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 670,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2026.
Founded in 1969, Sysco Corporation commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco Corporation common stock. Since our formation, we have grown from $115 million to our all-time high of $84.6 billion in annual sales in fiscal 2026, both through internal expansion of existing operations and acquisitions.
We distribute food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are located in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.
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U.S. Foodservice Operations — primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Buckhead | Newport Meat & Seafood specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons, Inc., our Edward Don restaurant equipment and supplies distribution business, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco Corporation;

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International Foodservice Operations — includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

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SYGMA — our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

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Other — primarily our hotel supply operations, Guest Worldwide.

Foodservice operating sites distribute a full line of food products and a wide variety of non-food products to both independent and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating sites distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.
Sysco Corporation’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.

The products we distribute include:
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frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

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canned and dry foods;

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fresh meats and seafood;

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dairy products;

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beverage products;

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imported specialties; and

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fresh produce.

We also supply a wide variety of non-food items, including:
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paper products such as disposable napkins, plates and cups;

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tableware such as glassware and silverware;

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cookware such as pots, pans and utensils;

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restaurant and kitchen equipment and supplies; and

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cleaning supplies.

Our 333 distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco Corporation according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.
Sysco Corporation is organized under the laws of Delaware. The address and telephone number of Sysco Corporation’s executive offices are 1390 Enclave Parkway, Houston, Texas 77077-2099. Sysco Corporation’s telephone number is (281) 584-1390. Sysco Corporation’s common stock is listed on the NYSE under the trading symbol “SYY.” Sysco Corporation’s Legal Entity Identifier is 5RGWIFLMGH3YS7KWI652.
Sysco Holdings
Sysco Holdings is a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation, formed solely for the purpose of effectuating the JRD Acquisition Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the JRD Acquisition Transactions. As a result of the JRD Acquisition Transactions, Sysco Corporation, JRD, and Warehouse Realty will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equity holders of Jetro Restaurant Depot will own shares of Sysco Holdings, which are expected to be listed for trading on the NYSE. The address and telephone number of the principal executive offices of Sysco Holdings are 1390 Enclave Parkway, Houston, TX 77077-2099 and (281) 584-1390. Sysco Holdings’ Legal Entity Identifier is 254900HVBPYIWRRJXR33.
The JRD Acquisition Transactions
General
On March 30, 2026, Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3,” and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD, Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as

“Jetro Restaurant Depot”), and a holder representative (a “Holder Representative”) entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). The merger agreement contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the JRD Acquisition Transactions set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings (the “Warehouse Realty Merger” and, together with the Sysco Merger and the JRD Merger, the “mergers” and, collectively with the other transactions contemplated by the merger agreement, the “JRD Acquisition Transactions”).
Merger Consideration
Upon completion of the Sysco Merger, each share of Sysco Corporation common stock (other than cancelled shares) will be converted into one share of Sysco Holdings common stock. Upon completion of the JRD Merger and the Warehouse Realty Merger, equity holders of Jetro Restaurant Depot will receive, in the aggregate, (a) a cash payment of $21.6 billion, subject to customary adjustments, and (b) 91.5 million shares of Sysco Holdings common stock. As of the date hereof, based on the estimated number of shares of Sysco Corporation common stock and estimated equity interests of JRD and Warehouse Realty that are expected to be outstanding immediately prior to the JRD Acquisition Transactions, including after giving effect to the Equity Offering (as described below), it is expected that Sysco Corporation stockholders as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 84%, and that former equity holders of Jetro Restaurant Depot as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 16%, of the shares of Sysco Holdings common stock outstanding immediately after the closing of the JRD Acquisition Transactions. Upon completion of the JRD Acquisition Transactions, shares of Sysco Holdings are expected to be listed for trading on the NYSE.
Stockholders Agreement
Concurrently with entering into the merger agreement, Sysco Holdings entered into the stockholders agreement, dated as of March 30, 2026, with the majority stockholder of Jetro Restaurant Depot, certain funds affiliated with Leonard Green & Partners, L.P., Platinum Falcon B 2018 RSC Limited and certain other parties thereto, in each case, that will receive shares of Sysco Holdings common stock in the applicable mergers. The stockholders agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on Sysco Holdings’ board of directors, the acquisition of additional equity interests in Sysco Holdings, transfer restrictions, voting arrangements, non-competition, non-solicitation, and non-disparagement and registration rights.
Regulatory Clearance Required for the JRD Acquisition Transactions
The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On April 27, 2026, Sysco Corporation and Jetro Restaurant Depot each filed their respective requisite notification and report forms under the HSR Act. On May 27, 2026, Sysco Corporation and Jetro Restaurant Depot each received a request for additional information and documentary material, often referred to as a “second request,” from the FTC under the HSR Act. Issuance of the second request extends the HSR Act waiting period until 30 days after Sysco Corporation and Jetro Restaurant Depot have substantially complied with the second request, unless that period is earlier terminated by the FTC.

Conditions for Completion of the JRD Acquisition Transactions
In addition to the expiration or termination of any applicable waiting period under the HSR Act related to the JRD Acquisition Transactions, each party’s obligation to complete the JRD Acquisition Transactions is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: the absence of any law or injunction adopted, promulgated or entered after the date of the merger agreement by any governmental authority of competent jurisdiction in the United States that prohibits the consummation of the JRD Acquisition Transactions, the Registration Statement on Form S-4 for the registration of Sysco Holdings’ common stock to be issued to Sysco Corporation stockholders in connection with the Sysco Merger being declared effective by the SEC (which has been satisfied), the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sysco Holdings common stock that will be issued as the JRD stock consideration pursuant to the merger agreement, with respect to each party, the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and performance and compliance, in all material respects, by the other party with its covenants in the merger agreement required to be performed and complied with by such party at or prior to the closing of the JRD Acquisition Transactions, and the receipt by each party of a customary tax opinion with respect to the JRD Acquisition Transactions.
Termination
The merger agreement may be terminated prior to the closing date upon mutual written consent of Jetro Restaurant Depot, Holder Representative and Sysco Corporation. In addition, either Sysco Corporation or Holder Representative may terminate the merger agreement prior to the closing date:
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if the closing of the JRD Acquisition Transactions does not occur on or before September 30, 2027 (as may be extended, the “Termination Date”), with one automatic extension of such date until March 30, 2028 if all conditions to closing other than the conditions relating to receipt of required regulatory clearances have been satisfied or (to the extent permitted by law) waived, or are capable of being satisfied at such time (this termination right is not available to a party whose breach in any material respect of its obligations under the merger agreement principally caused the failure of closing of the JRD Acquisition Transactions to occur on or before the Termination Date);

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if the other party breaches its representations or warranties or there is any inaccuracy in its representations or warranties, or the other party breaches or fails to perform its covenants or other agreements contained in the merger agreement, which breach, inaccuracy or failure to perform (A) would result in the failure of the related conditions to such party’s obligations to close the JRD Acquisition Transactions to be satisfied, and (B) is not cured, or is incapable of being cured, by the other party prior to the earlier of (x) the Termination Date and (y) forty-five calendar days after the other party’s receipt of written notice from the terminating party of such breach, inaccuracy or failure (this termination right is not available to a party if that party is then in breach of any representation, warranty, covenant or obligation under the merger agreement that would result in the failure of certain specified conditions); or

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if any court (or U.S. federal governmental authority) of competent jurisdiction in the United States issues an order that has become final and non-appealable that has the effect of permanently restraining, enjoining or otherwise prohibiting the JRD Acquisition Transactions (this termination right is not available to a party if that party has breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of such order being issued and becoming final and non-appealable).

If the merger agreement is terminated by either Sysco Corporation or Holder Representative as a result of failure to obtain the required regulatory clearances or because the JRD Acquisition Transactions are not consummated by the Termination Date, Sysco Corporation will pay to Holder Representative a termination fee of $1.164 billion. The termination fee is payable prior to or concurrently with the termination, if terminated by Sysco Corporation, or within two business days of Holder Representative’s termination, provided that, with respect to a termination for failure to consummate the JRD Acquisition Transactions by the Termination Date, all of the conditions to closing other than those relating to the required regulatory clearances (other than certain conditions which by their nature may only be satisfied at the closing) are satisfied.

Combined Company Governance Matters
Effective upon the closing of the Sysco Merger, Sysco Holdings will adopt the amended and restated certificate of incorporation and the amended and restated bylaws of Sysco Holdings in the same form as Sysco Corporation’s certificate of incorporation and bylaws in effect as of immediately prior to the closing.
The merger agreement and the forms of Sysco Holdings amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions relating to the governance of Sysco Holdings following completion of the JRD Acquisition Transactions, which generally reflect the continuation of the governance arrangements of the Sysco Corporation charter and bylaws currently in effect.
Pursuant to the merger agreement, the directors of Sysco Corporation and the officers of Sysco Corporation in office immediately prior to the effective time of the Sysco Merger will be the directors and officers of Sysco Holdings immediately following the Sysco Merger. Pursuant to the stockholders agreement, on or prior to the closing date of the JRD Acquisition Transactions, Sysco Holdings’ board of directors will take all actions necessary and appropriate to cause the number of directors on the board of Sysco Holdings to be increased by two and appoint Sir Bradley Fried and Stanley Fleishman to serve as directors of Sysco Holdings’ board of directors.
The Financing and Other Transactions
Commitment Letter
In connection with entry into the merger agreement, Sysco Corporation entered into a commitment letter (the “Commitment Letter”), dated as of March 30, 2026, with Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, The Toronto-Dominion Bank, New York Branch and TD Securities (USA) LLC (collectively, the “banks”), pursuant to which the banks have committed to provide, subject to the terms and conditions of the Commitment Letter, a $22.0 billion 364-day senior unsecured bridge term loan facility (the “bridge facility”). On April 13, 2026, Sysco Corporation and the banks entered into a joinder agreement to the Commitment Letter with thirteen additional banks, which reallocated bridge facility commitments among the banks and the additional banks.
Term Loan Credit Agreement
On April 16, 2026, Sysco Corporation entered into a $3.0 billion term loan credit agreement (the “Term Loan Credit Agreement”), with the subsidiary guarantors party thereto, the lenders named therein, Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA and TD Securities (USA) LLC, as syndication agents, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and Goldman Sachs Bank USA, TD Securities (USA) LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers. Proceeds of borrowings under the Term Loan Credit Agreement will be used to pay, in part, the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. Concurrently with entry into the Term Loan Credit Agreement, the bridge facility commitments under the Commitment Letter were reduced to $19.0 billion.
Revolving Credit Agreement
On April 16, 2026, Sysco Corporation replaced its existing $3.0 billion revolving loan credit agreement with a new $3.0 billion revolving loan credit agreement (the “Revolving Credit Agreement”) with the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders and issuing banks named therein, Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA, TD Securities (USA) LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as syndication agents, BNP Paribas, PNC Bank, National Association, Truist Bank and U.S. Bank National Association, as documentation agents, and Goldman Sachs Bank USA, TD Securities (USA) LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers. The Revolving Credit Agreement will be available for general corporate purposes. From and after the consummation of the JRD Acquisition Transactions, commitments under the Revolving Credit Agreement will increase to $4.0 billion.
CoBank Term Loan
On September 4, 2026, Sysco Corporation entered into a first amendment (the “First Amendment”) to the Revolving Credit Agreement to establish a $750 million senior unsecured delayed draw term loan facility (the “CoBank Term Loan”), with CoBank, ACB, the lenders party to the Revolving Credit Agreement as of the date of such First Amendment and Bank of America, N.A., as administrative agent. The CoBank Term Loan consists of (a) a $375 million six-year delayed draw term loan tranche and (b) a $375 million eight-year delayed draw term loan tranche, in each case available for drawing in multiple advances during the one-year period following the effective date of the First Amendment. Loans under the CoBank Term Loan will be used for general corporate purposes, including to pay, in part, the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. Concurrently with entry into the CoBank Term Loan, the bridge facility commitments under the Commitment Letter were further reduced to $18.25 billion.
Equity Offering
On September 16, 2026, Sysco Corporation completed an underwritten public offering of 12,345,679 shares of Sysco Corporation common stock for net proceeds of approximately $967.4 million (the “Equity Offering”). In connection with the Equity Offering, Sysco Corporation has granted the underwriters of the Equity Offering a 30-day option to purchase up to an additional 1,851,851 shares of Sysco Corporation common stock, solely to cover overallotments, if any, at the same price per share as the other shares of Sysco Corporation common stock sold in the Equity Offering. If the JRD Acquisition Transactions are consummated, Sysco Corporation intends to use the net proceeds from the Equity Offering, together with the proceeds from the other Financing Transactions and cash on hand, to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. If the JRD Acquisition Transactions are not consummated, Sysco Corporation intends to use the net proceeds from the Equity Offering for general corporate purposes. Following the completion of the Equity Offering, the bridge facility commitments under the Commitment Letter will be further reduced to $17.28 billion.
Concurrent Securities Offerings
In addition to and separate from this offering, the Issuers intend to engage in concurrent offerings of securities in the form of senior notes denominated in U.S. dollars and Canadian dollars and junior subordinated notes denominated in U.S. dollars (collectively, all such concurrent offerings of securities, the “Concurrent Securities Offerings”). The debt securities offered in the Concurrent Securities Offerings are expected to be guaranteed by the same entities that will guarantee the notes. We intend to use the net proceeds from any Concurrent Securities Offerings to pay, in part, the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
Each of the Concurrent Securities Offerings will be made pursuant to a separate prospectus supplement and will be separate from and independent of this offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in any Concurrent Securities Offering, and the prospectus supplement for any Concurrent Securities Offering is not an offer to sell or a solicitation of any offer to buy the notes.
This offering is not conditioned upon the completion of any of the Concurrent Securities Offerings, and none of the Concurrent Securities Offerings is conditioned upon the completion of this offering or any other securities offering. There can be no assurance that any of the Concurrent Securities Offerings will be completed on the terms described herein, or at all. The closing of each Concurrent Securities Offering is subject to the satisfaction of customary closing conditions. Investors should not rely upon the completion of any of the Concurrent Securities Offerings in making their investment decision with respect to the debt securities offered hereby.

Guarantees by Sysco Holdings
Sysco Corporation has issued and outstanding $12,230 million aggregate principal amount of senior notes and debentures (the “Sysco Corporation Notes”), which were issued pursuant to the Indenture dated as of June 15, 1995 by and between Sysco Corporation and First Union National Bank as trustee, with The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented. The Sysco Corporation Notes are guaranteed by all of Sysco Corporation’s subsidiaries that will guarantee the notes. Concurrently with the issuance of the notes, Sysco Holdings intends to provide an unconditional senior unsecured guarantee to the Sysco Corporation Notes.
Jetro Restaurant Depot Indebtedness
As of June 27, 2026, Jetro Restaurant Depot had approximately $4.6 billion of total third-party indebtedness, consisting primarily of approximately $3.7 billion of private placement notes and six mortgage facilities with an aggregate principal amount of approximately $0.9 billion. In addition, as of September 10, 2026, Jetro Restaurant Depot had a $200.0 million revolving credit facility, which is undrawn. The Issuers expect to use proceeds from the Financing Transactions to redeem, purchase or refinance, and/or amend the terms of, the existing indebtedness of Jetro Restaurant Depot. This offering is not conditioned upon the completion of any such action.

The Offering
The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, see “Description of the Junior Subordinated Notes” in this prospectus supplement.
Issuer
Sysco Holdings and Sysco Corporation, as co-issuers.
Notes Offered
€      aggregate principal amount of our    % Junior Subordinated Notes due 2056.
Maturity
The notes will mature on          , 2056.
Interest Payment Dates
Subject to the Issuers’ right to defer interest payments as described under “Description of the Junior Subordinated Notes — Option to Defer Interest Payments,” interest on the notes will be payable annually in arrears on          of each year, beginning on          ,      . Interest on the notes will be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or       , 2026 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Interest
The notes will bear interest as follows:
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from, and including, the original issuance date to, but excluding, the First Reset Date, at an initial rate of    % per year (the “Initial Interest Rate”);

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during each Reset Period, from, and including, the First Reset Date, to, but excluding First Step-Up Date, at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin;

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during the Reset Period, from, and including, the First Step-Up Date and each Reset Period thereafter to, but excluding, the Second Step-Up Date at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 0.25%; and

•
during the Reset Period, from and including the Second Step-Up Date and each Reset Period thereafter at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 1.00%;

provided that, the interest rate during any Reset Period will not reset below zero.
The interest rate on the notes will reset on the First Reset Date and on each fifth anniversary thereof (each, a “Reset Date”). The period from, and including, a Reset Date to, but excluding, the next Reset Date is referred to herein as a “Reset Period.”
The “First Step-Up Date” means      , 2037.
The “Second Step-Up Date” means      , 2052.
See “Description of the Junior Subordinated Notes — Interest.”

Optional Interest Deferral
So long as no event of default (as defined under “Description of the Junior Subordinated Notes — Events of Default”) with respect to the notes has occurred and is continuing, the Issuers may, at their option and on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the notes, an “Optional Deferral Period”). In other words, the Issuers may declare at their discretion up to a 10-year interest payment moratorium on the notes and may choose to do that on more than one occasion.
A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date or redemption date, if earlier, of the notes, and the Issuers may not begin a new Optional Deferral Period with respect to the notes, and may not pay current interest on the notes, until the Issuers have paid all accrued interest from the previous Optional Deferral Period. The Issuers may also elect, at their option, to shorten or, subject to a maximum of 10 consecutive years, extend the length of any Optional Deferral Period.
Any deferred interest on the notes will accrue additional interest at a rate equal to the interest rate then applicable to the notes, to the extent permitted by applicable law. Once the Issuers pay all deferred interest payments on the notes, including any additional interest accrued on the deferred interest, the Issuers can again defer interest payments on the notes as described above, but not beyond the maturity date or redemption date, if earlier, of the notes. The Issuers’ failure to pay interest on any interest payment date will itself commence an Optional Deferral Period unless the Issuers pay such interest within five Business Days.
See “Description of the Junior Subordinated Notes — Option to Defer Interest Payments.”
Certain Limitations During an Optional Deferral Period
The terms of the notes will require that during an Optional Deferral Period for the notes, the Issuers and the guarantors will not do any of the following, subject to certain exceptions:
•
declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuers’ capital stock;

•
make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem, any debt securities of the Issuers or the guarantors that rank equally with, or junior to, the notes or the guarantees in right of payment (including debt securities of other series issued under the indenture (as defined under “Description of the Junior Subordinated Notes — General”)); or

•
make any payments with respect to any guarantee by the Issuers or any guarantor of any indebtedness if such guarantee ranks equally with, or junior to, the notes in right of payment.

See “Description of the Junior Subordinated Notes — Certain Limitations During an Optional Deferral Period.”

Currency of Payment
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars as described under “Description of the Junior Subordinated Notes — Issuance in Euro; Payment on the Junior Subordinated Notes.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
Guarantees
The notes initially will be fully and unconditionally guaranteed, jointly and severally, on an unsecured, subordinate and junior basis, by Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s existing senior notes or any of the Issuers’ other indebtedness. Subsidiaries of an Issuer acquired or created in the future may or may not become guarantors, but any domestic subsidiary of an Issuer that guarantees Sysco Corporation’s senior notes or other indebtedness of an Issuer must also guarantee the notes. Each guarantee will be an unsecured, junior subordinated obligation of the respective guarantor and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all existing and future senior indebtedness of that guarantor.
See “Description of the Junior Subordinated Notes — Guarantees.”
Subordination; Ranking
The notes will be the Issuers’ unsecured, junior subordinated obligations and the guarantees will be the unsecured, junior subordinated obligations of the respective guarantors. The notes and the guarantees will:
•
be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of the Issuers’ and the guarantors’ respective existing and future senior indebtedness;

•
rank equally in right of payment with all of the Issuers’ and the guarantors’ respective existing and future unsecured, junior subordinated indebtedness that ranks equally in right of payment with the notes and the guarantees;

•
effectively rank junior to any existing and future secured indebtedness of the Issuers and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuers’ existing and future subsidiaries that are not guaranteeing or do not guarantee the notes.

As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had approximately $34.4 billion total debt outstanding, including approximately $24.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding.
As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had no secured indebtedness and the guarantors would have had no secured indebtedness other than a total of $842 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.
As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, the total liabilities, including trade payables, of our non-guarantor subsidiaries would have been approximately $33.0 billion, and our non-guarantor subsidiaries would have collectively owned approximately 79.2% of our consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, our non-guarantor subsidiaries would have accounted for approximately 49.4% of our consolidated sales.
See “Capitalization” and “Description of the Junior Subordinated Notes — Ranking.”
Special Mandatory
Redemption
If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) the Outside Date or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions, we will be required to redeem the notes (such redemption, a “Special Mandatory Redemption”) at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of the Junior Subordinated Notes — Redemption — Special Mandatory Redemption.”
Optional Redemption
The Issuers may redeem the notes, in whole or in part, on one or more occasions at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date (i) on any date during the 90-day period commencing on the First Par Call Date and ending on and including the First Reset Date, and (ii) thereafter, on any interest payment date for the notes.
See “Description of the Junior Subordinated Notes — Redemption — Optional Redemption.”

Right to Redeem at Tax Deductibility Event
In addition, the Issuers may redeem the notes, in whole but not in part, at a redemption price equal to: (i) 101% of the principal amount, if the redemption date is prior to the First Par Call Date or (ii) 100% of the principal amount, if the redemption date is on or after the First Par Call Date, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, at any time following the occurrence of a Tax Deductibility Event.
See “Description of the Junior Subordinated Notes — Redemption — Right to Redeem at Tax Deductibility Event.”
Right to Redeem at Rating Agency Event
The Issuers may also redeem the notes, in whole but not in part, at a redemption price equal to: (i) 101% of the principal amount, if the redemption date is prior to the First Par Call Date or (ii) 100% of the principal amount, if the redemption date is on or after the First Par Call Date, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, within 120 days following the occurrence of a Rating Agency Event.
See “Description of the Junior Subordinated Notes — Redemption — Right to Redeem at Rating Agency Event.”
Right to Redeem upon a Tax Withholding Event
The Issuers may also redeem the notes, in whole but not in part, upon the occurrence of certain tax events at the redemption price of 100% of the principal amount of the notes, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date.
See “Description of the Junior Subordinated Notes — Redemption — Right to Redeem upon a Tax Withholding Event.”
Right to Redeem upon a Substantial Repurchase
Event
The Issuers may also redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, if prior to the redemption date an Issuer has repurchased notes equal to or in excess of 75% of the initial aggregate principal amount of notes issued.
See “Description of the Junior Subordinated Notes — Redemption — Right to Redeem upon a Substantial Repurchase Event.”
Additional Amounts
The Issuers or the relevant subsidiary guarantor, as applicable, will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay as additional interest on the notes or guarantees such additional amounts as are necessary in order that the net payment of principal, premium and interest with respect to the notes or the guarantees to a holder that is not a United States person (as defined under “Description of the Junior Subordinated Notes — Payment of Additional Amounts”), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable. See “Description of the Junior Subordinated Notes — Payment of Additional Amounts.”
Further Issuances
We may, without notice to or the consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) as the notes offered hereby. If any additional notes are not fungible with the notes for U.S. federal income tax purposes, then those additional notes will have a separate CUSIP number. Any such additional notes issued would be considered part of the notes under the indenture.
Material U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the notes, see “Material U.S. Federal Income Tax Considerations.”
Use of Proceeds
We estimate that we will receive approximately €      billion from the offering of the notes, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the offering of the notes together with the proceeds from the Financing Transactions and cash on hand to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
If the Issuers are required to effectuate Special Mandatory Redemption of the notes, the Issuers will use the net proceeds from the offering of the notes, together with cash on hand, for the redemption of the notes pursuant to the Special Mandatory Redemption. The proceeds of the offering will not be deposited into an escrow account pending any Special Mandatory Redemption of the notes.
Pending the application of the net proceeds of the offering of the notes, the Issuers intend to invest the net proceeds from this offering primarily in short-term, investment grade, interest-bearing instruments, including cash, cash equivalents, money market funds, U.S. government securities and other short-term marketable securities, as well as to repay outstanding borrowings under our commercial paper programs, if any.
See “Use of Proceeds.”
Listing
We intend to apply to list the notes on the NYSE. The listing applications will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Currently there is no public market for the notes.
Settlement
We expect delivery of the notes will be made against payment therefor on or about           , 2026, which is the         Business Day following the date of pricing of the notes (such settlement being referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one Business Day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
Governing Law
The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry Delivery, Form and Settlement
The notes will be issued in registered form, without interest coupons, in denominations of €100,000 and integral multiples of €1,000 above that amount. The notes will be represented by one or more permanent global notes in book-entry form, deposited with a common depositary for Euroclear and Clearstream and registered in the name of a nominee for the common depositary.
Ownership of interests in the global notes, referred to as “book entry interests”, will be limited to persons that have accounts with Euroclear or Clearstream or persons that may hold interests through them. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book entry form by Euroclear and Clearstream and their participants.
Except as described under “Description of the Junior Subordinated Notes — Certificated Notes,” owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form, and will not be considered to be holders of notes under the indenture. See “Description of the Junior Subordinated Notes — Book-Entry Delivery, Form and Settlement.”
Trustee, Registrar and Transfer Agent
U.S. Bank Trust Company, National Association.
Paying Agent
U.S. Bank Europe DAC, UK Branch.
Risk Factors
See “Risk Factors” beginning on page S-18 of this prospectus supplement and the section under the heading “Item 1A. Risk Factors” in the 2026 Annual Report for a discussion of factors you should carefully consider before deciding to invest in the notes.
CUSIP/ISIN
          notes

Summary Historical Financial Information
The following tables set forth summary historical financial information for Sysco Corporation for the periods and the dates indicated below.
We have derived the audited consolidated financial information for the fiscal year ended June 27, 2026, the fiscal year ended June 28, 2025 and the fiscal year ended June 29, 2024, from the audited consolidated financial statements of Sysco Corporation and its consolidated subsidiaries, which are included in the 2026 Annual Report and incorporated by reference herein. Such financial statements were audited by Ernst & Young LLP, the independent registered public accounting firm of Sysco Corporation.
The unaudited pro forma consolidated financial information for the fiscal year ended June 27, 2026, gives effect to the JRD Acquisition Transactions as if they had been consummated on June 29, 2025. We derived the unaudited pro forma consolidated financial information for the fiscal year ended June 27, 2026 from the Unaudited Pro Forma Condensed Combined Financial Statements that Sysco Corporation filed with the SEC on a Current Report on Form 8-K on September 14, 2026 and are incorporated by reference herein.
The following summary historical financial information should be read in conjunction with the sections titled “Risk Factors” and “Capitalization” included in this prospectus supplement, the audited consolidated financial statements of Sysco Corporation and its consolidated subsidiaries, the audited combined financial statements of JRD Unico, Inc. and affiliates, and the unaudited pro forma condensed combined financial statements of Sysco Corporation, in each case, incorporated by reference into this prospectus supplement. Our historical results and the historical results of Jetro Restaurant Depot are not necessarily indicative of the results that should be expected in the future.
Statement of Operations Data
	Pro Forma (Unaudited)	Historical
	Year Ended June 27, 2026	Year Ended June 27, 2026	Year Ended June 28, 2025	Year Ended June 29, 2024
Sales	$100,561	$84,553	$81,370	$78,844
Cost of sales	81,810	68,914	66,401	64,236
Gross profit	18,751	15,639	14,969	14,608
Operating expenses	14,594	12,544	11,881	11,406
Operating income	4,157	3,095	3,088	3,202
Interest expense	2,008	717	635	607
Other expense (income), net	75	102	38	30
Earnings before income taxes	2,074	2,276	2,415	2,565
Income taxes	423	519	587	610
Net earnings	$1,651	$1,757	$1,828	$1,955
Non-GAAP Financial Measures (Unaudited)
	Pro Forma	Historical
	Year Ended June 27, 2026	Year Ended June 27, 2026	Year Ended June 28, 2025	Year Ended June 29, 2024
EBITDA(1)	$5,787	$3,969	$3,995	$4,045
EBITDA adjusted for Certain Items(1)	$6,608	$4,387	$4,293	$4,192
EBITDA adjusted for Certain Items margin(2)	6.6%	5.2%	5.3%	5.3%
Net Debt(3)	$32,286	$11,730	$12,238	$11,286

(1)
EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. EBITDA adjusted for Certain Items is computed as EBITDA plus the impact of certain items that we do not consider representative of our underlying performance, excluding certain items related to interest expense, income taxes, depreciation and amortization.

The following table sets forth a reconciliation of EBITDA and EBITDA adjusted for Certain Items to net earnings.
	Pro Forma	Historical
	Year Ended June 27, 2026	Year Ended June 27, 2026	Year Ended June 28, 2025	Year Ended June 29, 2024
Net earnings	$1,651	$1,757	$1,828	$1,955
Interest expense	2,008	717	635	607
Interest expense – related parties	—	—	—	—
Income taxes	423	519	587	610
Depreciation and amortization	1,705	976	945	873
EBITDA	$5,787	$3,969	$3,995	$4,045
Certain item adjustments:
Impact of restructuring and transformational project costs(a)	280	280	179	116
Impact of acquisition-related costs(b)	84	84	27	31
Impact of deal contingent rate lock transactions(c)	54	54	—	—
Impact of goodwill impairment	—	—	92	—
Non-recurring transaction costs(d)	191	—	—	—
Non-recurring retention bonuses(e)	163	—	—	—
Non-recurring transfer taxes(f)	49	—	—	—
EBITDA adjusted for Certain Items	$6,608	$4,387	$4,293	$4,192

(a)
Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.

(b)
Includes acquisition and due diligence costs.

(c)
Includes a loss on deal contingent rate lock transactions related to the planned acquisition of Jetro Restaurant Depot.

(d)
Includes estimated acquisition costs expected to be incurred in connection with the JRD Acquisition Transactions.

(e)
Includes retention bonuses payable at closing of the JRD Acquisition Transactions.

(f)
Includes estimated transfer taxes associated with the JRD Acquisition Transactions.

(2)
EBITDA adjusted for Certain Items margin represents EBITDA adjusted for Certain Items divided by Sales.

(3)
Net Debt represents Total Debt less Cash & Cash Equivalents. The following table sets forth a reconciliation of Total Debt to Net Debt.

	Pro Forma	Historical
	As of June 27, 2026	As of June 27, 2026	As of June 28, 2025	As of June 29, 2024
Total Debt(a)	$34,399	$13,516	$13,309	$11,982
Cash & Cash Equivalents	(2,113)	(1,786)	(1,071)	(696)
Net Debt(b)	$32,286	$11,730	$12,238	$11,286

(a)
On a pro forma basis and a historical basis as of June 27, 2026, Total Debt to EBITDA adjusted for Certain Items was 5.22x and 3.08x, respectively.

(b)
On a pro forma basis and a historical basis as of June 27, 2026, Net Debt to EBITDA adjusted for Certain Items was 4.89x and 2.67x, respectively.

RISK FACTORS
You should carefully consider the following information about risks, together with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in “Item 1A. Risk Factors” in the 2026 Annual Report, which includes a discussion of the material risks related to Sysco Corporation and is incorporated by reference herein, before making an investment in the notes. Any of these risk factors could materially and adversely affect our business, financial condition, results of operations and future prospects, as well as the market value of the notes. We also urge you to carefully consider the factors set forth under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to the Notes
The notes and the guarantees will be unsecured, junior subordinated obligations and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of the Issuers’ and the guarantors’ respective existing and future senior indebtedness, and you may not be paid in full, or at all, if the Issuers or the guarantors become insolvent.
The notes will be the Issuers’ unsecured, junior subordinated obligations and each guarantee will be an unsecured, junior subordinated obligation of the applicable guarantor. The notes will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all senior indebtedness (as defined below) of the Issuers. The guarantees of each guarantor will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all senior indebtedness, whether currently existing or incurred in the future, of such guarantor. This means that if such senior indebtedness is in default, the Issuers cannot make any payments on the notes until all holders of the Issuers’ senior indebtedness have been paid in full (subject to certain exceptions for grace periods and waivers). As a result, upon any distribution to creditors of an Issuer or a guarantor in a dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or similar proceeding, or upon certain defaults on senior indebtedness, the holders of senior indebtedness will be entitled to be paid in full before any payment may be made on the notes or the guarantees. In any of those events, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding, and you could lose all or part of your investment.
The indenture will not limit the amount of senior indebtedness or other indebtedness that an Issuer or its subsidiaries may incur, and an Issuer and its subsidiaries expect to incur additional indebtedness from time to time that will be senior to the notes. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries will have approximately $24.6 billion aggregate outstanding principal amount of senior indebtedness. See “Description of the Junior Subordinated Notes — Ranking.”
The notes and the guarantees will effectively rank junior to any existing and future secured indebtednes of the Issuers and the guarantors, respectively.
The notes are not secured by any of our assets or assets of JRD or Warehouse Realty. The terms of the indenture permit us to incur a specified amount of secured indebtedness without equally and ratably securing the notes. The notes will be the Issuers’ unsecured, junior subordinated obligations. The notes and the guarantees will effectively rank junior to any existing and future secured indebtedness of the Issuers and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries will have no secured indebtedness and the guarantors will have no secured indebtedness other than a total of $842 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.
We and our subsidiaries may incur secured indebtedness in the future. If we or any of our subsidiaries become insolvent or are liquidated, or if payment under any secured indebtedness is accelerated, the holders of that secured indebtedness would be entitled to exercise the remedies available to secured creditors and would have a prior claim on the assets securing that indebtedness. See “Description of the Junior Subordinated Notes — Ranking.”

The terms of the indenture and the notes do not provide protection against certain significant events that could adversely impact a holder’s investment in the notes.
The terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in the notes. In particular, the indenture governing the notes does not:
•
permit the holders of the notes to require us to repurchase the notes in the event we undergo a change of control or similar transaction;

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
limit our ability to incur unsecured indebtedness, including unsecured indebtedness that is senior to the notes;

•
limit our ability to incur secured indebtedness; or

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the notes with respect to the assets of our subsidiaries.

As a result of the absence of the other protections described above, we could engage in transactions that increase our outstanding indebtedness or otherwise adversely affect our ability to satisfy our obligations under the notes, or that otherwise negatively affect the value of the notes, without your consent and without any obligation to repurchase or redeem the notes prior to their maturity.
We may elect to defer interest payments on the notes at our option for one or more periods of up to 10 consecutive years. This may affect the market price of the notes.
So long as no event of default with respect to the notes has occurred and is continuing, we may elect, at our option, to defer payment of all or part of the current and accrued interest otherwise due on the notes for up to 10 consecutive years, as described under “Description of the Junior Subordinated Notes — Option to Defer Interest Payments” in this prospectus supplement. No interest will be paid on the notes during any Optional Deferral Period (as defined herein) unless we elect, at our option, to redeem the notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as a result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. Instead, interest on the notes would be deferred but would continue to accrue at the then-applicable interest rate on the notes (as reset from time to time during such Optional Deferral Period in accordance with the terms of the notes).
At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to 10 consecutive years. In addition, during any Optional Deferral Period, interest on the notes would be deferred but would accrue additional interest at a rate equal to the interest rate then applicable to the notes, to the extent permitted by applicable law. No Optional Deferral Period may extend beyond the maturity date or redemption date, if earlier, of the notes.
If we exercise this interest deferral right, the notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes or that is otherwise less than the price at which the notes may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the notes may be more volatile than other securities that do not have these rights.
The Issuers and the guarantors may continue to make certain distributions when the Issuers defer interest payments on the notes.
If we exercise our right to defer interest payments, neither the Issuers nor any guarantor may generally make payments on or redeem or purchase any of its respective equity interests or any of its debt securities or guarantees that rank equally with, or junior to, the notes or the guarantees in right of payment, subject to certain exceptions. The holders of the notes will have no right to prohibit, and no claim over, any such distributions, which may be material in amount. See “Description of the Junior Subordinated Notes — Certain Limitations During an Optional Deferral Period.”
If we defer interest payments on the notes, there will be U.S. federal income tax consequences to holders of the notes.
If we were to defer interest payments on the notes, the notes would be treated as redeemed and reissued with original issue discount for U.S. federal income tax purposes (“OID”) at the time of such deferral for OID purposes, and all stated interest on the notes due after such deferral (including interest on deferred interest) could be treated as OID. In such case, a U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”) would generally be required to include such stated interest in income as it accrues, regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the notes as taxable income.
If holders of the notes sell their notes before the record date for the payment of interest at the end of an Optional Deferral Period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that holders were required to include in income in respect of the notes during the Optional Deferral Period will be added to such holders’ adjusted tax basis in the notes, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations.
Our substantial indebtedness and any additional indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
After giving pro forma effect to the issuance of the notes offered hereby and the consummation of the JRD Acquisition Transactions, we will have a significant amount of indebtedness. As of June 27, 2026, Sysco Corporation had, on a consolidated basis, outstanding total debt of approximately $13.5 billion. Adjusted to give effect to the issuance of the notes offered hereby, the other Financing Transactions and the JRD Acquisition Transactions, as of June 27, 2026, the Issuers and their subsidiaries would have had, on a consolidated basis, outstanding total debt of approximately $34.4 billion and shareholders’ equity of approximately $11.7 billion. We may have additional amounts of indebtedness if the Issuers do not pay in full, upon the consummation of the JRD Acquisition Transactions, all existing indebtedness of Jetro Restaurant Depot. See “Capitalization.”
Our substantial amount of debt could have important consequences for you. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the notes;

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limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

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increase our vulnerability to adverse economic and industry conditions;

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limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

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place us at a competitive disadvantage compared to our competitors that have less debt.

We may incur substantial additional indebtedness in the future. Although the instruments governing our unsecured indebtedness, including the indenture governing the notes, limit our ability to incur secured indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. The indenture does not limit our or our subsidiaries’ ability to incur certain additional unsecured indebtedness. Any significant additional indebtedness incurred may adversely impact our ability to service our debt, including our obligations under the notes.

Holders of the notes and the trustee may accelerate payment of the principal of and interest on the notes only upon the occurrence and continuation of certain events of default.
Payment of the principal of and interest on the notes may be accelerated only upon the occurrence of an event of default under the indenture. These events of default are limited to (i) a default in the payment of principal of the notes when due; (ii) a default in the payment of interest on the notes that continues for 30 days after the same becomes due and payable (after taking into account any optional deferral period, and subject to the Issuers’ right to defer interest payments); (iii) certain events of bankruptcy, insolvency, receivership or reorganization relating to an Issuer or any guarantor; and (iv) the guarantee of any guarantor ceasing to be in full force and effect, or being declared null and void and unenforceable, with respect to the notes. If we fail to comply with the other covenants under the notes, there are no related events of default and no right to accelerate the notes, and the only remedies available to the holders of the notes are as described under “Description of the Junior Subordinated Notes — Events of Default.”
The Issuers are not permitted to pay current interest on the notes until they have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.
During an Optional Deferral Period, the Issuers will be prohibited from paying current interest on the notes until they have paid all accrued and unpaid deferred interest, plus any additional interest accrued thereon. As a result, the Issuers may not be able to pay current interest on the notes if they do not have available funds to pay all accrued and unpaid deferred interest, plus any additional interest accrued thereon. Because the Issuers cannot resume paying current interest until all deferred amounts (together with any additional interest accrued thereon) have been paid in full, this requirement could have the effect of extending the period during which interest on the notes is deferred, and there can be no assurance as to when, or whether, the Issuers will have sufficient available funds to pay all such deferred amounts.
An election to defer interest payments on any other parity junior subordinated indebtedness will affect our ability to make interest payments on the notes.
Pursuant to the terms of the indenture governing the notes, if we elect to defer interest payments on the notes, during the Optional Deferral Period, we and the guarantors will not be permitted to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, the capital stock of an Issuer, (ii) make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem, any debt securities of an Issuer or a guarantor that ranks equally with, or junior to, the notes or the guarantees in right of payment (including the U.S. dollar denominated junior subordinated notes that we are offering as part of the Concurrent Securities Offerings), or (iii) make any payments with respect to any guarantee by an Issuer or any guarantor of any indebtedness if such guarantee ranks equally with or junior to the notes or the guarantees in right of payment, in each case subject to the limited exceptions described under “Description of the Junior Subordinated Notes — Certain Limitations During an Optional Deferral Period.”
The same limitations would apply to any other unsecured, junior subordinated indebtedness of us or the guarantors that ranks equally with the notes and that we or the guarantors may incur in the future, and a deferral of interest on any such parity indebtedness that contains similar limitations could, in turn, prohibit us from making, and lead us to defer, payments on the notes.
The interest rate on the notes will fluctuate over time.
The notes are long-dated obligations. The interest rate on the notes from its original issuance date to the First Reset Date will be     % per year. Beginning on the First Reset Date, the interest rate on the notes will reset periodically as follows: from, and including, the First Reset Date, to, but excluding the First Step-Up Date, at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin; during the Reset Period, from, and including, the First Step-Up Date and each Reset Period thereafter to, but excluding, the Second Step-Up Date at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 0.25%; and during the Reset Period, from and including the Second Step-Up Date and each Reset Period thereafter at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 1.00%; provided that, the interest rate during any Reset Period will not reset below zero. Accordingly, the interest rate for a given Reset Period could be less than the Initial Interest Rate or the interest rate for any previous Reset Period. We have no control over the factors that may affect the Five-year Swap Rate, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.
Furthermore, as described under “Description of the Junior Subordinated Notes — Interest,” if the Reset Reference Bank Rate (as defined herein) is unavailable or the calculation agent (as defined under “Description of the Junior Subordinated Notes — Interest”) determines that no Reference Bank (as defined herein) is providing offered quotations, the Five-year Swap Rate will be equal to the last Five-year Swap Rate available on the Reset Screen Page (as defined herein) as determined by the calculation agent.
Historical interest rates, including the Five-year Swap Rate, are not an indication of future interest rates.
As noted above, the interest rate on the notes for each Reset Period will be set by reference to the Five-year Swap Rate as of the most recent Reset Interest Determination Date. In the past, interest rate, including the Five-year Swap Rate, have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of interest rates are not necessarily indicative of future levels. Any historical upward or downward trend in interest rates is not an indication that interest rates are more or less likely to increase or decrease at any time in the future, and you should not take historical interest rates as an indication of future interest rates, including the Five-year Swap Rate.
We may choose to redeem the notes prior to maturity.
On any Par Call Date, we may redeem, in whole or in part, the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest (including any additional interest), if any, thereon, to, but excluding, the redemption date. In addition, we may redeem the notes, in whole but not in part, at a redemption price equal to 101% of the principal amount, if the redemption date is prior to the First Par Call Date or (ii) 100% of the principal amount, if the redemption date is on or after the First Par Call Date, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date following the occurrence of a Tax Deductibility Event or by a date within 120 days following a Rating Agency Event. We may also redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date following the occurrence of a Tax Withholding Event. We may also redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, if prior to the redemption date we have repurchased notes equal to or in excess of 75% of the initial aggregate principal amount of notes issued. See “Description of the Junior Subordinated Notes — Redemption” for a description of each of the possible redemptions prior to maturity.
If prevailing interest rates are lower at the time of redemption, holders of the notes to be redeemed may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate on the notes being redeemed. In addition, during times when we may elect to redeem the notes, or when we are perceived to be able to redeem the notes, the market value of the notes may not rise substantially above the price at which they can be redeemed.
Investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.
We may redeem some or all of the notes, at our option, in whole or in part, during the 90-day period commencing on the First Par Call Date and ending on and including the First Reset Date and thereafter, on any interest payment date for the notes, in each case at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, subject to the terms described under “Description of the Junior Subordinated Notes — Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement. In addition, the notes may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of a Tax Deductibility Event, a Rating Agency Event, a Tax Withholding Event or a Substantial Repurchase Event (as those terms are defined under “Description of the Junior Subordinated Notes — Redemption” in this prospectus supplement).

Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.
We will depend on distributions of cash flow and earnings of our subsidiaries, to meet our payment obligations under the notes and our other obligations.
We derive a substantial portion of our operating income from, and hold a significant amount of assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries to meet our payment obligations under the notes and our other obligations. Our subsidiaries are separate and distinct legal entities and, unless they are guarantors of the notes, will have no obligation to pay any amounts due on the notes and will have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make distributions and other payments to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions to us.
We may be required to redeem the notes and may not have or be able to obtain all the funds necessary to redeem such notes. If we are required to redeem the notes, you may not obtain your expected return on the notes.
Our ability to consummate the JRD Acquisition Transactions is subject to various closing conditions, many of which are beyond our control. If a Special Mandatory Redemption Event occurs, we will be required to redeem the notes at 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes. It is possible that we will not have sufficient financial resources to satisfy our obligations to redeem the notes. Our failure to redeem the notes as required would result in an event of default under the indenture.
If we are required to redeem the notes pursuant to the Special Mandatory Redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of this offering. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as there is no Special Mandatory Redemption Event. You will also not have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the JRD Acquisition Transactions, we experience any changes (including any material changes) in our business or financial condition.
The merger agreement and related documents may be amended or modified without your consent.
Between the time of the issuance of the notes and the consummation of the JRD Acquisition Transactions, the parties to the merger agreement may agree to modify or waive the terms or conditions of such documents without noteholder consent, including to extend the Outside Date. The requirements for a Special Mandatory Redemption will not preclude the transaction parties from making certain changes to the terms of the merger agreement.
Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.
Some of our subsidiaries will not guarantee the notes. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. The notes will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuers’ existing and future subsidiaries that are not guaranteeing or do not guarantee the notes. In the event of liquidation, dissolution, reorganization, bankruptcy, winding up or any similar proceeding with respect to any such subsidiary, creditors and preferred equity holders of that subsidiary generally would have the right to be paid in full before any distribution is made to us. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, the total liabilities of the Issuers’ non-guarantor subsidiaries were approximately $33.0 billion, and the Issuers’ non-guarantor subsidiaries collectively owned approximately 79.2% of our consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, the Issuers’ non-guarantor subsidiaries accounted for approximately 49.4% of the Issuers’ consolidated sales.
There are circumstances other than repayment or discharge of the notes under which the guarantees provided by the guarantors will be released automatically, without your consent or the consent of the trustee.
The guarantors that provide, or will provide, guarantees will be automatically released upon the earliest to occur of the date, if any, on which:
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the applicable guarantor shall consolidate with or merge into an Issuer or any successor of an Issuer;

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an Issuer or any successor of an Issuer consolidates with or merges into the applicable guarantor;

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the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture; and

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with respect to any guarantor that is required to guarantee the notes solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness, or the full and final payment and performance of all obligations of the applicable Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the notes.

In addition, each guarantee of the notes will be released upon the Issuers’ exercise of their defeasance or covenant defeasance option with respect to the notes, upon satisfaction and discharge of the Indenture with respect to the notes, or upon payment in full of the notes. If any guarantee is released, a holder of the notes will not have a claim as a creditor against that guarantor, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of that guarantor will become structurally senior to the claim of any holders of the notes. See “Description of the Junior Subordinated Notes — Guarantees.”
U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.
Certain of the Issuers’ subsidiaries will guarantee the Issuers’ payment obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a guarantee or may subordinate the notes or such guarantee to the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might take such actions if it found that when the applicable guarantor entered into its guarantee the applicable guarantor received less than reasonably equivalent value or fair consideration and:
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was insolvent or rendered insolvent by reason of such incurrence;

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was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s creditors, and, accordingly, the court might direct you to repay any amounts that you had already received from such guarantor.
To the extent a court avoids a guarantee as a fraudulent transfer or holds a guarantee unenforceable for any other reason, holders of notes would cease to have any direct claim in respect of that guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.
Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
Active trading markets for the notes may not develop.
The notes are a new issue of securities with no established trading market, although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, will continue. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Even if an active trading market develops on the NYSE, the notes may trade at prices lower than the offering price.
Future trading prices for the notes may be adversely affected by many factors, including prevailing interest rates, our financial condition, results of operations and cash flows, the condition of the industries in which we operate generally, the then-current ratings assigned to the notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.
Ratings of the notes may change and affect the market prices and marketability of the notes. In addition, we may redeem the notes if a rating agency makes certain changes in the equity credit methodology for securities such as the notes.
Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. The Issuers expect that the notes will be rated initially by at least three nationally recognized statistical rating organizations, which may include Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Inc. Any such ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. The Issuers cannot assure you that any such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events. Holders of the notes will have no recourse against the Issuers or any other parties in the event of a change in, or suspension or withdrawal of, any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes.
In addition, the rating agencies that currently or may in the future publish a rating for the notes may, from time to time, change the way they analyze securities with features similar to the notes, including changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes, and any such change, if followed by a lowering of the ratings of the notes, could have a negative impact on the trading price of the notes. The Issuers may also, at their option, redeem the notes, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the notes. See “Description of the Junior Subordinated Notes — Redemption — Right to Redeem at Rating Agency Event” in this prospectus supplement.
An increase in market interest rates will likely result in a decrease in the market prices of the notes.
In general, when market interest rates rise, debt securities generally decline in value, and when market interest rates decline, the interest payable on securities that bear interest at a floating or periodically resetting rate generally declines. Prior to the First Reset Date, the notes bear interest at a fixed initial rate and, like other fixed-rate debt securities, are expected to decline in value if market interest rates rise. After the First Reset Date, the interest rate on the notes will reset periodically as follows: from, and including, the First Reset Date, to, but excluding the First Step-Up Date, at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin; during the Reset Period, from, and including, the First Step-Up Date and each Reset Period thereafter to, but excluding, the Second Step-Up Date at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 0.25%; and during the Reset Period, from and including the Second Step-Up Date and each Reset Period thereafter at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 1.00%; provided that, the interest rate during any Reset Period will not reset below zero. Accordingly, if prevailing interest rates decline, the interest payable on the notes may decline, while increases in prevailing interest rates may not be fully reflected in the interest payable on the notes and may cause the market price of the notes to decline. The condition of the financial markets and prevailing interest rates have fluctuated in the past and may fluctuate in the future, which could have an adverse effect on the market prices of the notes. We cannot predict the future level of market interest rates.
Holders of the notes will receive payments in euros.
All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros, subject to certain limited exceptions. The Issuers, the underwriters, the trustee, and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price, or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euros. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
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significant changes in rates of exchange between the euro and the investor’s home currency; and

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the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

In addition, if one or more Member States of the European Monetary Union were to withdraw from the European Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.
We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial, and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of the governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euros and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note, and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its Member States may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption or additional amounts with respect to, the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, tax, and legal advisors as to the risks involved in an investment in the notes.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euros, and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.
If, as described under “Description of the Junior Subordinated Notes — Issuance in Euro; Payment on the Junior Subordinated Notes,” the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined by the Issuers in their sole discretion on the basis of the most recently available market U.S. dollar/euro exchange rate. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued. These potential developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes, and you may lose a significant amount of your investment in the notes. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court in New York presiding over a dispute arising in connection with the notes may apply the foregoing New York law or, in certain circumstances, may render the judgment in U.S. dollars. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
Trading in the clearing systems is not subject to minimum denomination requirements.
The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and integral multiples of €1,000 above that amount. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 above that amount in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The notes will initially be held in book-entry form and therefore investors must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
The notes will initially only be issued in registered global form and held through Clearstream and Euroclear. Interests in the global notes (as such term is defined in “Description of the Junior Subordinated Notes — Book-Entry Delivery, Form and Settlement — Global Notes”) will trade in book-entry form only. Unless and until the notes in definitive registered form are issued in exchange for book-entry interests, owners of book-entry interests will not be considered owners or holders of the notes. The common depositary (or its nominee) for the accounts of Clearstream and Euroclear will be the registered holder of the notes as stated on the global notes. Payments in respect of the global notes representing the notes (including principal, premium, if any, interest and additional amounts, if any) will be made to the paying agent. The paying agent will then make such payments to the common depository (or its nominee) for Clearstream and Euroclear. The common depositary (or its nominee) will in turn distribute such payments to participants in accordance with its procedures. After payment to the common depositary (or its nominee), the Issuers, the trustee and the paying agent, will have no responsibility or liability for the payment of interest, principal, or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of Clearstream or Euroclear, as applicable, and if you are not a participant in Clearstream or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of notes under the indenture. See “Description of the Junior Subordinated Notes — Book-Entry Delivery, Form and Settlement — Global Notes.” Payments in respect of the global notes representing the notes (including principal, premium, if any, interest and additional amounts, if any) will be made to the paying agent one Business Day prior to the date such payment is due.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers, or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from Euroclear or Clearstream or, if applicable, a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture, unless and until notes in definitive registered form are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through Clearstream or Euroclear. The Issuers, the trustee, and the paying agent cannot assure you that the procedures to be implemented through Clearstream or Euroclear will be adequate to ensure the timely exercise of rights under the notes. See “Description of the Junior Subordinated Notes — Book-Entry Delivery, Form and Settlement — Global Notes.”
Risks Related to the Mergers
The mergers are subject to conditions, some or all of which may not be satisfied or completed on a timely basis, if at all.
The completion of the JRD Acquisition Transactions is subject to a number of conditions, some of which are not under Sysco Corporation’s control. The conditions include the expiration or termination of the waiting period under the HSR Act, as well as other customary conditions. The failure to satisfy the required conditions could delay the completion of the JRD Acquisition Transactions for a significant period of time or prevent them from occurring at all. A failure to complete the JRD Acquisition Transactions would mean that Sysco Corporation will not realize the anticipated benefits of the JRD Acquisition Transactions, including Sysco Corporation’s proposed expansion of its existing operating and commercial framework into the Cash & Carry channel.
Without realizing any of the benefits of having completed the JRD Acquisition Transactions, Sysco Corporation will be subject to a number of risks, including the following:
•
the market price of Sysco Corporation common stock could decline to the extent that the current market price reflects a market assumption that the JRD Acquisition Transactions will be completed;

•
Sysco Corporation could owe a termination fee of $1.164 billion under certain circumstances;

•
Sysco Corporation may experience negative publicity, which could have an adverse effect on its ongoing operations, including on its ability to retain and attract key employees and those with whom it does business, such as customers, suppliers, and other business partners;

•
Sysco Corporation has committed and will continue to commit time and resources to matters relating to the JRD Acquisition Transactions that could otherwise have been devoted to ongoing business operations and pursuing other beneficial opportunities for Sysco Corporation;

•
Sysco Corporation will still be required to pay significant fees and expenses relating to financing arrangements, which may include investment banking fees and commissions, professional fees and other costs and expenses;

•
Sysco Corporation will be required to pay costs relating to the JRD Acquisition Transactions, such as legal, accounting, financial advisory and printing fees, whether or not the JRD Acquisition Transactions are completed; and

•
Sysco Corporation may commit significant time and resources to defend against litigation related to any failure to complete the JRD Acquisition Transactions or related to any enforcement proceeding commenced against Sysco Corporation to perform its obligations pursuant to the merger agreement.

In addition, one or more conditions in the merger agreement may not be satisfied in a timely manner. A delay in completing the JRD Acquisition Transactions could cause Sysco Corporation and Sysco Holdings to realize some or all of the benefits later than Sysco Corporation otherwise expected if the JRD Acquisition Transactions were successfully completed within the anticipated timeframe, which could result in additional transaction costs or other negative effects associated with uncertainty about the JRD Acquisition Transactions. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.
We may not achieve the intended benefits of the JRD Acquisition Transactions, and the JRD Acquisition Transactions may disrupt our current plans or operations.
There can be no assurance that we will be able to successfully integrate Jetro Restaurant Depot’s assets and operations or otherwise realize the expected benefits of the potential transaction (including cost synergies from improved purchasing and supply chain efficiencies). Difficulties in the integration of Jetro Restaurant

Depot’s business into our business may result in us performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected timeframe or at all from the JRD Acquisition Transactions. The integration of the two companies may result in material challenges, including diversion of management’s attention from ongoing business concerns; the ability to retain key management and other employees; the ability to retain or attract business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; challenges in consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating separate organizations; addressing differences in business backgrounds, corporate cultures and management philosophies; unanticipated issues in integrating information technology, communications and other systems; difficulties in managing the expanded operations of a larger and more complex company; as well as potential unknown liabilities or unforeseen expenses relating to integration. Many of these factors are outside of our control and any one of them could result in lower sales, higher costs and diversion of management time and energy, which could materially and adversely impact our business, financial condition or results of operations.
In addition, even if Jetro Restaurant Depot’s operations are integrated into our operations successfully, the full benefits of the JRD Acquisition Transactions may not be realized within the anticipated timeframe or at all. Further, additional unanticipated costs may be incurred in the integration of our business and Jetro Restaurant Depot’s business. All of these factors could cause dilution to our earnings per share, decrease or delay the projected benefits of the JRD Acquisition Transactions, and negatively impact the price of our common stock following the JRD Acquisition Transactions.
Risks Related to the Combined Company Following the Mergers
The mergers may result in a loss of customers, distributors, suppliers, vendors, landlords and other business partners and may result in the termination of existing contracts.
Following the JRD Acquisition Transactions, some of the customers, distributors, suppliers, vendors, landlords and other business partners of Jetro Restaurant Depot may terminate or scale back their current or prospective business relationships with us. In addition, Jetro Restaurant Depot has contracts with customers, distributors, suppliers, vendors, landlords and other business partners that may require it to obtain consents from these other parties in connection with the JRD Acquisition Transactions, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords and other business partners are adversely affected by the JRD Acquisition Transactions, or if we, following the JRD Acquisition Transactions, lose the benefits of the contracts of Jetro Restaurant Depot, our business and financial performance could suffer.
Jetro Restaurant Depot’s business depends on membership growth and loyalty, and failure to attract new members and maintain the existing membership base could have a material adverse effect on Jetro Restaurant Depot’s, and consequently, our business, sales and results of operations.
Membership loyalty and growth are essential to Jetro Restaurant Depot’s business as the growth in the membership base and sustainability of the renewal rates materially influence Jetro Restaurant Depot’s sales and profitability. Further, sales are directly affected by the number of members, the frequency with which the members shop at Jetro Restaurant Depot and the amount they spend during those visits, which means the loyalty of the members directly impacts sales and operating income. Accordingly, anything that would harm Jetro Restaurant Depot’s relationship with its members and lead to lower membership renewal rates or reduced spending by members in Jetro Restaurant Depot locations could materially adversely affect Jetro Restaurant Depot’s, and consequently, following the closing, our business, sales and results of operations.
Factors that could harm Jetro Restaurant Depot’s relationship with its members include Jetro Restaurant Depot’s:
•
failure to remain competitive in pricing relative to Jetro Restaurant Depot’s competitors;

•
failure to provide the expected quality of merchandise;

•
failure to offer the mix of products that the members want to purchase; and

•
failure to position its stores in convenient locations for its members and failure to provide an efficient and attractive shopping experience.

Our growth strategy to open more than 125 new Jetro Restaurant Depot stores over at least the next two decades involves risks.
Our long-term sales and operating income growth from Jetro Restaurant Depot’s operations are dependent, to a certain degree, on our ability to open new stores in both existing markets and new markets. We plan to open more than 125 new Jetro Restaurant Depot stores over at least the next two decades. Opening new stores is cost intensive and involves substantial risks that may prevent us from receiving an appropriate return on that investment. We may not be successful in opening new Jetro Restaurant Depot stores on the schedule we have planned or at all, and the stores we open may not be successful. Our planned expansion of Jetro Restaurant Depot stores is dependent on finding suitable locations, which may be affected by local regulations, environmental laws, political opposition, construction and development costs, and competition from other retailers for particular sites.
We also may have difficulty negotiating leases or purchase agreements on acceptable terms. With continued growth in demand for electricity and water stress in certain regions, we may have difficulty securing long-term utility contracts for new buildings or incur additional costs due to onsite generation and storage requirements.
If we are able to secure new sites and open new locations, these locations may not be profitable for many reasons. For example, we may not be able to hire, train and retain a suitable workforce to staff these locations or to integrate new stores successfully into our existing infrastructure, either of which could prevent us from operating the stores in a profitable manner. In addition, we seek to expand in existing markets to attain a greater overall market share. A new store may draw members away from its existing stores and adversely affect their comparable sales performance, member traffic, and profitability. Entry into new markets may be less successful due to a lack of familiarity with us, our lesser familiarity with local member preferences, and regional differences in the market. In addition, entry into new markets may bring us into competition with new or existing competitors with a stronger, more well-established market presence. Any of these factors could cause a site to lose money or otherwise fail to provide an adequate return on investment. If we fail to open new stores as quickly as we have planned, our growth may suffer. If we open sites that we do not or cannot operate profitably, then our financial condition and results of operations could suffer.
Because Jetro Restaurant Depot competes to a substantial degree on price, changes affecting the market prices of the goods Jetro Restaurant Depot sells could adversely affect its, and consequently, our sales and operating profit.
Jetro Restaurant Depot’s business plan relies on the value it offers to its members, and lower prices could adversely impact its margins and results of operations. In addition, the market price of the goods Jetro Restaurant Depot sells can be influenced by general economic conditions. For example, if Jetro Restaurant Depot experiences a general deflation in the prices of the goods it sells, this would reduce its sales and potentially adversely affect its operating income. Additionally, inflation can adversely affect Jetro Restaurant Depot by increasing the costs of materials, labor and other costs. If Jetro Restaurant Depot is unable to increase its prices to offset the effects of inflation, its, and consequently, following the closing, our business, results of operations and financial condition could be adversely affected.
Jetro Restaurant Depot may not timely identify or effectively respond to member tastes and preferences, which could negatively affect its relationship with its members, the demand for its products and its competitive position, and consequently, adversely affect our business, financial condition and results of operations.
It is difficult to consistently and successfully predict the products that Jetro Restaurant Depot’s members will desire. Failure to timely identify or effectively respond to changing member tastes, preferences and spending patterns could negatively affect Jetro Restaurant Depot’s relationship with its members, the demand for its products and its competitive position. If Jetro Restaurant Depot is not successful at predicting its sales trends and adjusting its purchases accordingly, Jetro Restaurant Depot may have excess inventory, which could result in additional markdowns, or Jetro Restaurant Depot may experience out-of-stock positions, which could result in higher costs, both of which would reduce Jetro Restaurant Depot’s, and, consequently, following the closing, our operating performance.

Jetro Restaurant Depot is subject to payment-related risks, including risks related to the security of payment card information, which could have an adverse effect on the business of Jetro Restaurant Depot, and, consequently, following the closing, our business.
Jetro Restaurant Depot accepts payments using a variety of methods, including cash, checks, and a variety of other credit cards, debit cards and digital methods. Jetro Restaurant Depot’s efficient operation requires the transmission of information permitting cashless payments. As Jetro Restaurant Depot offers new payment options to its members, it may be subject to additional rules, regulations and compliance requirements, along with the risk of higher fraud losses. For certain payment methods, Jetro Restaurant Depot pays interchange and other related card acceptance fees, along with additional transaction processing fees. In addition, Jetro Restaurant Depot relies on third parties to provide secure and reliable payment transaction processing services, including the processing of credit and debit cards, and Jetro Restaurant Depot’s business could be disrupted if these companies become unwilling or unable to provide these services to Jetro Restaurant Depot. Jetro Restaurant Depot is also subject to payment card association and network operating rules, including data security rules, certification requirements and rules governing electronic funds transfers, which could change over time. In addition, if Jetro Restaurant Depot’s processor systems were breached or compromised, Jetro Restaurant Depot may be subject to substantial fines, remediation costs, litigation and higher transaction fees and may lose its ability to accept credit or debit card payments from its members. Jetro Restaurant Depot’s failure to offer payment methods desired by its members could create a competitive disadvantage.
Jetro Restaurant Depot’s security measures have been breached in the past and may be undermined in the future, and, as a result, Jetro Restaurant Depot and we could face significant legal and financial exposure, damage to Jetro Restaurant Depot’s and our reputation and harm to Jetro Restaurant Depot’s relationship with its members, any of which could have an adverse effect on Jetro Restaurant Depot’s and our business.
The unaudited pro forma condensed combined financial statements incorporated by reference in this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations in the future.
The unaudited pro forma condensed combined financial statements incorporated by reference in this prospectus supplement are presented for illustrative purposes only and are not intended to indicate, and are not necessarily indicative of, what our actual financial condition or results of operations would have been had the JRD Acquisition Transactions been completed on the date indicated, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. The historical information about Jetro Restaurant Depot in this prospectus supplement refers to its businesses as such businesses have been operated independently and privately. Our pro forma financial information incorporated by reference in this prospectus supplement is derived from the consolidated financial statements and accounting records of Sysco Corporation and Jetro Restaurant Depot, and adjustments, assumptions and preliminary estimates have been made in connection with the preparation of this information. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments, assumptions and estimates are difficult to make with accuracy and may not be realized. Accordingly, the pro forma financial information does not necessarily reflect the financial condition or results of operations that we would have achieved as a publicly traded company during the periods presented or those that we will achieve in the future, and such information should not be relied upon as an indicator of future performance, financial condition or liquidity.
Further, the pro forma financial information does not give effect to, among other things, revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company, as well as future acquisitions or disposals not yet known or probable, including those that may be required by regulatory or governmental authorities in connection with the JRD Acquisition Transactions or impacts of merger-related change in control provisions that are currently not factually supportable and/or probable of occurring, and other factors that may affect our financial condition or results of operations. Our actual results and financial condition after the pro forma events occur may differ materially and adversely from the assumptions within the unaudited pro forma information included in this prospectus supplement.

USE OF PROCEEDS
We estimate that we will receive approximately €     billion from this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering together with the proceeds from the Financing Transactions and cash on hand to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
This offering of the notes is not contingent upon the consummation of the JRD Acquisition Transactions. If the JRD Acquisition Transactions are not consummated, the notes will be subject to the Special Mandatory Redemption. If the Issuers are required to effectuate a Special Mandatory Redemption of the notes, the Issuers will use the net proceeds from this offering of the notes, together with cash on hand, for the redemption of the notes pursuant to the Special Mandatory Redemption. The proceeds of the offering will not be deposited into an escrow account pending any Special Mandatory Redemption of the notes.
Pending the application of the net proceeds of the offering, we intend to invest the net proceeds from this offering primarily in short-term, investment grade, interest-bearing instruments, including cash, cash equivalents, money market funds, U.S. government securities and other short-term marketable securities, as well as to repay outstanding borrowings under our commercial paper programs, if any.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of June 27, 2026 on:
•
an actual basis; and

•
an as adjusted basis giving effect to the Financing Transactions and issuance of the notes offered hereby, as described under “Use of Proceeds.”

	Actual	As adjusted
	(In millions)
Cash:	$1,786	$
Debt:(1)
Commercial paper(2)	—		—
Revolving credit facility(3)	—		—
Term loans	—		—
Senior notes and debentures	12,230
Notes offered hereby
Concurrent Securities Offerings	—
Plant and equipment financing programs, finance leases, notes payable, and other debt, interest averaging 5.38% and maturing at various dates to fiscal 2050	1,286
Total debt	13,516
Less current maturities of long-term debt	1,201		1,201
Less notes payable	—		—
Long-term debt net of current maturities	$12,315	$
Total shareholders’ equity(4)	$2,666		$3,666
Total capitalization(5)	$16,182	$

(1)
Amounts set forth reflect the carrying value of the debt.

(2)
As of June 27, 2026, there were no borrowings outstanding under our U.S. or European commercial paper programs.

(3)
The aggregate commitments of the lenders under the revolving credit facility are $3.0 billion and will increase to $4.0 billion upon the consummation of the JRD Acquisition Transactions.

(4)
Includes the issuance of 12,345,679 shares of Sysco Corporation common stock pursuant to the Equity Offering.

(5)
Total capitalization consists of debt including current maturities and shareholders’ equity.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES
General
Sysco Holdings and Sysco Corporation (together, the “Issuers”) are offering €      aggregate principal amount of    % Junior Subordinated Notes due 2056 (the “Junior Subordinated Notes”). The Junior Subordinated Notes will mature on         , 2056.
The Junior Subordinated Notes will initially be fully and unconditionally guaranteed (the “guarantees”), jointly and severally by certain subsidiaries of Sysco Corporation (the “guarantors”).
The Junior Subordinated Notes will be issued under a new indenture dated as of the closing date between the Issuers, as co-issuers, and the guarantors and U.S. Bank Trust Company, National Association, as trustee (as supplemented and amended on the date of delivery of the Junior Subordinated Notes by one or more supplemental indentures relating to the Junior Subordinated Notes, the “indenture”). The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the provisions of the Trust Indenture Act will be made part of the Junior Subordinated Notes and the guarantees.
Certain capitalized terms used in the following description are defined in the indenture. As used in the following description, the term “Issuers” refers to the Issuers and not any of their subsidiaries, unless the context requires otherwise.
We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the Junior Subordinated Notes. A copy of the form of the indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part. You may request copies of the indenture from us at our address set forth above under “Where You Can Find More Information.”
The Issuers may, without notice to or consent of the holders or beneficial owners of the Junior Subordinated Notes, issue additional Junior Subordinated Notes having the same ranking, interest rate, maturity and other terms (except the issue date, public offering price and, if applicable, the initial interest payment date) as the Junior Subordinated Notes offered hereby. Any such additional Junior Subordinated Notes issued could be considered part of the same series of Junior Subordinated Notes under the indenture as the Junior Subordinated Notes offered hereby, provided, however, that the Issuers will use a separate CUSIP, ISIN or other identifying number for any such additional Junior Subordinated Notes that are not fungible with the Junior Subordinated Notes offered hereby for U.S. federal income tax purposes.
The Junior Subordinated Notes will be issued only in registered form, without interest coupons, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. No service charge will be made for any registration of transfer or any exchange of Junior Subordinated Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
The indenture will not contain any provisions that would limit the Issuers’ or any guarantor’s ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity, nor does it contain covenants or other provisions designed to afford holders of the Junior Subordinated Notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.
In addition, the indenture will not contain any provisions which would require the Issuers or any guarantor to repurchase or redeem or otherwise modify the terms of any of the Junior Subordinated Notes upon a change in control or other events involving the Issuers or any guarantor which may adversely affect the value of the Junior Subordinated Notes.
If any interest payment date, redemption date or the maturity date of the Junior Subordinated Notes is not a Business Day, then payment of interest and/or principal will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. For these purposes,

“Business Day” means any day that is not a Saturday or Sunday and (i) is neither a legal holiday nor a day on which banking institutions in the City of New York or the City of London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates. The rights of holders of beneficial interests of Junior Subordinated Notes to receive the payments of interest on such Junior Subordinated Notes are subject to the applicable procedures of Clearstream and Euroclear.
The Issuers may at any time purchase the Junior Subordinated Notes by tender, in the open market or by private agreement, subject to applicable law.
Issuance in Euro; Payment on the Junior Subordinated Notes
Initial holders will be required to pay for the Junior Subordinated Notes in euro, and all payments of principal of, the redemption price (if any), and interest and additional amounts (as defined below, if any), on the Junior Subordinated Notes, will be payable in euro, provided, that if on or after the date of this prospectus supplement, the euro is unavailable to the Issuers due to the imposition of exchange controls or other circumstances beyond their control or if the euro is no longer being used by the then Member States of the European Monetary Union that have adopted the euro as their currency (each, a “Member State”) or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Junior Subordinated Notes will be made in U.S. dollars until the euro is again available to the Issuers or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined by the Issuers in their sole discretion on the basis of the most recently available market U.S. dollar/euro exchange rate. Neither the trustee, the calculation agent nor any paying agent will have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations or any other such calculation or conversion.
Any payment in respect of the Junior Subordinated Notes so made in U.S. dollars will not constitute an event of default under the Junior Subordinated Notes or the indenture governing the Junior Subordinated Notes.
Investors will be subject to foreign exchange risks as to payments on the Junior Subordinated Notes that may have important economic and tax consequences to them. See “Risk Factors” and the discussion of the foreign currency rules under “Material U.S. Federal Income Tax Considerations.”
Guarantees
The guarantors will jointly and severally, fully and unconditionally, guarantee, on an unsecured, subordinate and junior basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Junior Subordinated Notes, when and as the same becomes due and payable according to the terms of the Junior Subordinated Notes, and any other amounts payable under the indenture. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.”
The guarantors initially will consist of Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s payment obligations under its existing senior notes, which are certain of Sysco Corporation’s U.S. Broadline subsidiaries.
Each Issuer will cause any of its existing or future domestic subsidiaries that guarantee the payment obligations of such Issuer under the senior notes of Sysco Corporation or other indebtedness of an Issuer, to execute and deliver to the trustee supplemental indentures in a form reasonably satisfactory to the trustee pursuant to which such entity guarantees the Issuers’ payment obligations with respect to the Junior Subordinated Notes on the terms provided for in the indenture.
The Issuers are each an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not guarantors for a series of debt securities, including the Junior Subordinated Notes, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Issuers, including holders of the Junior Subordinated Notes. The Junior Subordinated Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not guarantors with respect to such Junior Subordinated Notes.
The guarantee of any guarantor will be automatically released upon the earliest to occur of the date, if any, on which:
(i)
the applicable guarantor shall consolidate with or merge into an Issuer or any successor of an Issuer;

(ii)
an Issuer or any successor of an Issuer consolidates with or merges into the applicable guarantor;

(iii)
the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture; and

(iv)
with respect to any guarantor that is required to guarantee the Junior Subordinated Notes solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness, or the full and final payment and performance of all obligations of the applicable Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the Junior Subordinated Notes.

In addition, each guarantee of the Junior Subordinated Notes will be released upon the Issuers’ exercise of their defeasance or covenant defeasance option with respect to the Junior Subordinated Notes, upon satisfaction and discharge of the indenture with respect to the Junior Subordinated Notes, or upon payment in full of the Junior Subordinated Notes.
Ranking
The Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all senior indebtedness (as defined below) of the Issuers. The guarantees of each guarantor will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all senior indebtedness whether currently existing or incurred in the future, of such guarantor.
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the Junior Subordinated Notes are entitled to receive a payment on account of the principal or interest on the Junior Subordinated Notes and the guarantees in the following circumstances:
•
upon any distribution of the assets of an Issuer or any guarantor to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings of an Issuer or any guarantor; or

•
if a default occurs for the payment of principal, interest or premium, if any, on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such a default must have continued beyond the period of grace, if any, provided for such default, and such a default shall not have been cured or waived or shall not have ceased to exist.
“senior indebtedness” means, with respect to an Issuer and any guarantor all indebtedness and obligations of such Issuer or such guarantor existing on the date of the indenture or created, incurred or assumed thereafter, and which:
(i)
are for money borrowed;

(ii)
are evidenced by any credit agreement, bond, note, debenture or similar instrument;

(iii)
represent the unpaid balance on the purchase price of any assets or services of any kind;

(iv)
are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, any finance lease, Capital Lease Obligations (as defined below), and Synthetic Lease Obligations (as defined below);

(v)
are reimbursement obligations with respect to letters of credit, banker’s acceptance, security purchase facility or other similar instruments;

(vi)
are obligations under interest rate, currency or other indexed exchange agreements, swaps, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Issuer or such guarantor;

(vii)
all of the obligations of such Issuer and any guarantor issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which such Issuer or any of its subsidiaries have agreed to be treated as owner of the subject property for United States federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(viii)
are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vii) above (other than endorsements for collection or deposits in the ordinary course of business);

(ix)
all compensation and reimbursement obligations of an Issuer and any guarantor to the trustee pursuant to certain terms of the indenture, if any; or

(x)
are obligations of other persons of the type referred to in clauses (i) through (ix) above secured by a lien to which any of such Issuer’s or such guarantor’s properties or assets are subject, whether or not the obligations secured thereby shall have been issued by such Issuer or such guarantor or shall otherwise be such Issuer’s or such guarantor’s legal liability; and

(xi)
any deferrals, renewals, amendments, modifications, refundings, refinancings, replacements or extensions of any such indebtedness or obligations of the types referred to above.

provided, however, notwithstanding the foregoing, that senior indebtedness does not include (1) any indebtedness of an Issuer or any guarantor to any of its subsidiaries, (2) any indebtedness or obligation of an Issuer or any guarantor which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or the guarantees, or to rank pari passu with, or to be subordinated to, the subordinated debt securities or the guarantees, or (3) any indebtedness or obligation incurred by an Issuer or any guarantor in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable.
“Capital Lease Obligations” means with respect to any person any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity (as defined in the indenture) thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Synthetic Lease Obligations” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.
As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions (as defined in “Prospectus Summary — The JRD Acquisition Transactions”), on a consolidated basis, the Issuers and their subsidiaries will have approximately $24.6 billion aggregate outstanding principal amount of senior indebtedness. See “Capitalization.” There are no terms in the indenture or the Junior Subordinated Notes that will limit the Issuers’ ability to incur additional indebtedness or the Issuers’ subsidiaries’ ability to incur additional indebtedness or issue preferred securities. The Issuers and their subsidiaries expect to incur additional indebtedness from time to time that will be senior to the Junior Subordinated Notes.
The Junior Subordinated Notes and the guarantees will effectively rank junior to any existing and future secured indebtedness of the Issuers and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, on a consolidated basis, the Issuers and their subsidiaries will have no secured indebtedness and the guarantors will have no secured indebtedness other than a total of $842 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.
The Junior Subordinated Notes will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuers’ existing and future subsidiaries that are not guaranteeing or do not guarantee the Junior Subordinated Notes. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, the total liabilities, including trade payables, of our non-guarantor subsidiaries were approximately $33.0 billion, and our non-guarantor subsidiaries collectively owned approximately 79.2% of our consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions, our non-guarantor subsidiaries accounted for approximately 49.4% of our consolidated sales. See “Risk Factors — Risks Related to the Notes — Some of the Issuers’ subsidiaries will not guarantee the Junior Subordinated Notes. Your right to receive payment on the Junior Subordinated Notes and the guarantees will be structurally subordinated to the liabilities of the Issuers’ non-guarantor subsidiaries and could be adversely affected if any of the Issuers’ non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”
Interest
Subject to the Issuers’ right to defer interest payments as described under “— Option to Defer Interest Payments” below, the Issuers will pay interest annually in arrears on        of each year, beginning on       ,       .
Interest on the Junior Subordinated Notes will be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Junior Subordinated Notes (or         , 2026 if no interest has been paid on the Junior Subordinated Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
So long as the Junior Subordinated Notes remain in book-entry only form, the record date for each interest payment date will be the close of business on the Business Day before the applicable interest payment date. If the Junior Subordinated Notes are not in book-entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day (whether or not a Business Day) before the applicable interest payment date.
The Junior Subordinated Notes will bear interest (i) from, and including, the original issuance date to, but excluding, the First Reset Date, at a rate of     % per year (the “Initial Interest Rate”); (ii) from, and including, the First Reset Date, to, but excluding,         , 2037 (the “First Step-Up Date”), at a rate per

year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus a spread of    % (the “Initial Margin”); (iii) during the Reset Period, from, and including, the First Step-Up Date and each Reset Period thereafter to, but excluding,         , 2052 (the “Second Step-Up Date”) at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 0.25%; and (iv) during the Reset Period, from and including the Second Step-Up Date and each Reset Period thereafter at a rate per year equal to the Five-year Swap Rate as of the Reset Interest Determination Date for such Reset Period plus the Initial Margin plus 1.00%; provided that, the interest rate during any Reset Period will not reset below zero.
The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:
“First Reset Date” means         , 2032.
“Five-year Swap Rate” means, in relation to a Reset Date and the related Reset Interest Determination Date, the mid-swap reference rate for a term of five years as displayed on the Reset Screen Page at 11:00 a.m. (Frankfurt time) on the applicable Reset Interest Determination Date. In the event that such rate does not appear on the Reset Screen Page on the relevant Reset Interest Determination Date at approximately that time, the Five-year Swap Rate will be the Reset Reference Bank Rate. If the Reset Reference Bank Rate is unavailable or the calculation agent determines that no Reference Bank is providing offered quotations, the Five-year Swap Rate will be equal to the last Five-year Swap Rate available on the Reset Screen Page as determined by the calculation agent.
“Mid-Swap Rate Quotations” means, in relation to any Reset Period, the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating interest rate swap in euro which (i) has a term equal to the relevant Reset Period, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, and (iii) has a floating leg based on the 6-month EURIBOR rate (calculated on an Act/360 day count basis).
“Reset Date” means the First Reset Date and      of every fifth year thereafter.
“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.
“Reset Period” means the period from, and including, the Reset Date, to, but excluding, the next following Reset Date, and thereafter each period from, and including, a Reset Date, to, but excluding, the next following Reset Date.
“Reset Reference Bank Rate” means the percentage rate determined on the basis of the Mid-Swap Rate Quotations for a term of five years provided by at least four leading swap dealers in the interbank market selected by the Issuers in consultation with the calculation agent (each, a “Reference Bank”) to the calculation agent at approximately 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations. If one quotation is provided, the Reset Reference Bank Rate will be such quotation.
“Reset Screen Page” means Reuters screen “ICESWAP2 / EURFIXA” (or such other page as may replace such page on Reuters or such other page as may be determined by the Issuers in consultation with the calculation agent for the purposes of displaying comparable rates).
The term “calculation agent” means, at any time, the entity appointed by the Issuers and serving as such agent with respect to the Junior Subordinated Notes at such time. Unless the Issuers have validly called all of the outstanding Junior Subordinated Notes for redemption on a redemption date occurring on or prior to the Reset Date, the Issuers will appoint a calculation agent for the Junior Subordinated Notes prior to the Reset Interest Determination Date immediately preceding such Reset Date; provided that, if the

Issuers have called all of the outstanding Junior Subordinated Notes for redemption on a redemption date occurring on or prior to a Reset Date, but the Issuers do not redeem all of the outstanding Junior Subordinated Notes on such redemption date, the Issuers will appoint a calculation agent for the Junior Subordinated Notes as promptly as practicable after such proposed redemption date. The Issuers may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of the Junior Subordinated Notes when so required). The Issuers may appoint an Issuer or any of their affiliates as, and an Issuer or any of its affiliates may serve as, the calculation agent.
As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify the Issuers of the interest rate for the Reset Period and the Issuers will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after a Reset Date for the Junior Subordinated Notes, will be on file at the Issuers’ principal offices, will be made available to any holder or beneficial owner of Junior Subordinated Notes upon request and will be final and binding in the absence of manifest error. Neither the trustee nor the paying agent shall have the duty or obligation to confirm or verify any such calculation.
Benchmark Discontinuation
All capitalized terms used in this section that have not been defined previously are used as defined in “— Definitions” below.
Independent Adviser
If a Benchmark Event occurs in relation to the Five-year Swap Rate or any component part thereof (the “Original Reference Rate”) when any interest rate with respect to the Junior Subordinated Notes remains to be determined by reference to the Original Reference Rate, the Issuers shall use reasonable efforts to appoint an Independent Adviser, as soon as reasonably practicable (provided that such appointment need not be made effective earlier than 30 days prior to the first date on which the Original Reference Rate is to be used to determine any interest rate), to determine a Successor Rate, or, in the absence of a Successor Rate, an Alternative Rate, and, in either case, an Adjustment Spread and any Benchmark Conforming Changes.
In making such determination, the Independent Adviser shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuers, the paying agent or the holders of the Junior Subordinated Notes for any determination made by it and for any advice given to the Issuers in connection with any determination made by it.
Successor Rate or Alternative Rate
If the Independent Adviser determines in good faith that:
•
there is a Successor Rate, then such Successor Rate shall (subject to application of the Adjustment Spread provisions described below) subsequently be used in place of the Original Reference Rate to determine the relevant interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the Junior Subordinated Notes (subject to the further operation of the provisions described in this section “Benchmark Discontinuation”); or

•
there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to the application of the Adjustment Spread provisions described below) subsequently be used in place of the Original Reference Rate to determine the relevant interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the Junior Subordinated Notes (subject to the further operation of the provisions described in this section “Benchmark Discontinuation”).

Adjustment Spread
If the Independent Adviser determines in good faith (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant interest rate (or a relevant component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable). If the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread.
Benchmark Conforming Changes
If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with the provisions described herein and the Independent Adviser determines in good faith (A) that amendments to the terms and conditions of the Junior Subordinated Notes are strictly necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Conforming Changes”) and (B) the terms of the Benchmark Conforming Changes, then the Issuers shall, subject to giving notice thereof as described below under “— Notices,” without any requirement for the consent or approval of holders of the Junior Subordinated Notes, vary the terms and conditions of the Junior Subordinated Notes to give effect to such Benchmark Conforming Changes with effect from the date specified in such notice. In connection with any such variation in the terms and conditions of the Junior Subordinated Notes, the Issuers shall comply with applicable laws and the rules of any stock exchange on which the Junior Subordinated Notes are for the time being listed or admitted to trading.
Notices
The Issuers will promptly notify the trustee, the calculation agent, the paying agent and the holders of the Junior Subordinated Notes of any Successor Rate, Alternative Rate, Adjustment Spread and Benchmark Conforming Changes.
In no event shall the trustee, the calculation agent or the paying agent be responsible for determining any substitute for the Five-year Swap Rate, for determining whether a Benchmark Event has occurred or for making any adjustments to any alternative benchmark or spread thereon or any other relevant methodology for calculating any such substitute or successor rate.
Any determination, decision or election that may be made by the Issuers or their designated Independent Adviser pursuant to this subsection “Benchmark Discontinuation,” including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Issuers’ or their designated Independent Adviser’s sole discretion and, notwithstanding anything to the contrary in any documentation relating to the Junior Subordinated Notes, shall become effective without consent from the holders of the Junior Subordinated Notes or any other party. None of the trustee, the calculation agent, the paying agent or the common depositary will have any liability for any determination made by or on behalf of the Issuers or their designated Independent Adviser in connection with a Benchmark Event.
Fallback
Notwithstanding any other provision of this condition, no Successor Rate or Alternative Rate will be adopted, nor will the applicable Adjustment Spread be applied, nor will any other related Benchmark Conforming Changes be made, if and to the extent that, in the determination of the Issuers, the same could reasonably be expected to (i) result in a reduction of the amount of “equity credit” assigned to the Junior Subordinated Notes by any rating agency when compared to the “equity credit” assigned to the Junior Subordinated Notes immediately prior to the occurrence of the relevant Benchmark Event from such rating agency or (ii) otherwise prejudice the eligibility of the Junior Subordinated Notes for “equity credit” from any rating agency.

Definitions
“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser determines and which is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders of the Junior Subordinated Notes as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:
(i)   in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body;
(ii)   in the case of an Alternative Rate (or in the case of a Successor Rate where (i) above does not apply), is in customary market usage in the international debt capital markets for transactions which reference the Original Reference Rate, where such rate has been replaced by the Alternative Rate (or, as the case may be, the Successor Rate); or
(iii)   if no such recommendation or option has been made (or made available), or the Independent Adviser determines there is no such spread, formula or methodology in customary market usage, the Independent Adviser, acting in good faith, determines to be appropriate.
“Alternative Rate” means, in the absence of Successor Rate, an alternative benchmark or screen rate that the Independent Adviser determines as described herein is in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for a commensurate interest period (if there is such a customary market usage at such time) and in the same currency as the Junior Subordinated Notes.
“Benchmark Event” means, with respect to the Original Reference Rate:
(i)   the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist;
(ii)   the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);
(iii)   the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;
(iv)   the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);
(v)   the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months;
(vi)   it has, or will prior to the next Reset Interest Determination Date, become unlawful for the Issuers, the party responsible for determining the interest rate (being the calculation agent) or any paying agent to calculate any payment due to be made to any holder of a Junior Subordinated Note using the Original Reference Rate (including, without limitation, under Regulation (EU) 2016/1011 (the “Benchmarks Regulation”), if applicable);
(vii)   that a decision to withdraw the authorization or registration pursuant to Article 35 of the Benchmarks Regulation of any benchmark administrator previously authorized to publish such Original Reference Rate has been adopted; or

(viii)   the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market or its methodology has materially changed.
“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing with appropriate expertise, appointed by the Issuers at their own expense as described herein.
“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):
(i)   the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or
(ii)   any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.
“Successor Rate” means a successor to or replacement of the Original Reference Rate that is formally recommended by any Relevant Nominating Body. If, following a Benchmark Event, more than one successor or replacement rates are recommended by any Relevant Nominating Body, the Independent Adviser will determine, among those successor or replacement rates, the one that is the most appropriate, taking into consideration, without limitation, the particular features of the Junior Subordinated Notes.
Option to Defer Interest Payments
So long as no event of default with respect to the Junior Subordinated Notes has occurred and is continuing, at the Issuers’ option, the Issuers may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the Junior Subordinated Notes, an “Optional Deferral Period”).
In other words, the Issuers may declare at their discretion up to a 10-year interest payment moratorium on the Junior Subordinated Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Junior Subordinated Notes, and the Issuers may not begin a new Optional Deferral Period with respect to the Junior Subordinated Notes, and may not pay current interest on the Junior Subordinated Notes to which such Optional Deferral Period relates, until the Issuers have paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period with respect to the Junior Subordinated Notes. The Issuers may also elect, at their option, to shorten the length of any Optional Deferral Period.
Any deferred interest on the Junior Subordinated Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Notes to the extent permitted by applicable law. Once the Issuers pay all deferred interest payments on the Junior Subordinated Notes, including any additional interest accrued on the deferred interest, the Issuers can again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the maturity date of the Junior Subordinated Notes.
The Issuers will give the trustee written notice of their election to begin an Optional Deferral Period at least five Business Days before the first interest payment date of such Optional Deferral Period which shall contain an instruction for the trustee to forward such notice to the holders of the Junior Subordinated Notes. However, the Issuers’ failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the Junior Subordinated Notes unless the Issuers pay such interest within five Business Days after the interest payment date, whether or not the Issuers provide a notice of deferral.

Certain Limitations During an Optional Deferral Period
The terms of the Junior Subordinated Notes will require that during an Optional Deferral Period, the Issuers and the guarantors will not, in each case, do any of the following:
(i)
declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, the capital stock of an Issuer;

(ii)
make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem any debt securities of an Issuer or a guarantor that ranks equally with, or junior to, the Junior Subordinated Notes or the guarantees in right of payment (including debt securities of other series, such as the other series of the Junior Subordinated Notes issued under the indenture); or

(iii)
make any payments with respect to any guarantee by an Issuer or any guarantor of any indebtedness if such guarantee ranks equally with or junior to the Junior Subordinated Notes or the guarantees in right of payment.

However, the foregoing provisions shall not prevent or restrict the Issuers and the guarantors from making:
(a)
purchases, redemptions or other acquisitions of the capital stock of an Issuer or a guarantor in connection with:

(1)
any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants, agents or independent contractors of an Issuer, a guarantor or any of their subsidiaries or affiliates;

(2)
the satisfaction of an Issuer’s or guarantor’s obligations pursuant to any contract or security entered into prior to the beginning of such deferral period either (a) in the ordinary course of business or (b) other than in anticipation of the commencement of the Optional Deferral Period; or

(3)
a dividend reinvestment or shareholder purchase plan;

(b)
any payment, dividend, distribution, purchase, repurchase, redemption, other acquisition, exchange, conversion or declaration of a dividend or distribution as a result of any reclassification of an Issuer’s or guarantor’s capital stock;

(c)
any exchange, redemption or conversion of any class or series of an Issuer’s or a guarantor’s capital stock, or the capital stock of one of the Issuers’ subsidiaries or a guarantor’s subsidiaries, for any other class or series of an Issuer’s or a guarantor’s capital stock, or of any class or series of the indebtedness of an Issuer’s or any guarantor for any class or series of an Issuer or a guarantor’s capital stock;

(d)
any purchase, redemption or other acquisition of fractional interests in shares of an Issuer’s or a guarantor’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or with any split, reclassification or similar transaction;

(e)
any declaration of a dividend or distribution in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption, exchange or purchase of rights pursuant thereto;

(f)
any payment, dividend or distribution made in an Issuer’s or a guarantor’s capital stock (or rights to acquire an Issuer’s or guarantor’s capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of an Issuer’s or guarantor’s capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(g)
payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes or other debt securities, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes and the guarantees, made pro rata to the amounts due on such indebtedness, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(h)
any payment on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause an Issuer or any guarantor to breach the terms of the instrument governing such parity securities; or

(i)
make any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences.

Agreement to Certain Tax Treatment
Each holder and beneficial owner of the Junior Subordinated Notes will, by accepting the Junior Subordinated Notes or a beneficial interest therein, be deemed to have agreed that the holder or beneficial owner intends that the Junior Subordinated Notes constitute debt and will treat the Junior Subordinated Notes as debt for United States federal, state and local tax purposes.
Payment of Additional Amounts
The Issuers or the relevant guarantor, as applicable, will, subject to the exceptions and limitations set forth below, pay as additional interest on the Junior Subordinated Notes or the guarantees such additional amounts as are necessary in order that the net payment by the Issuers (or the relevant guarantor) or a paying agent of the principal, premium and interest with respect to the Junior Subordinated Notes or the guarantees to a beneficial owner that is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Junior Subordinated Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:
(1)
to any tax, assessment or other governmental charge that would not have been imposed but for the holder, a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

a.
being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

b.
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Junior Subordinated Notes, the receipt of any payment in respect of the Junior Subordinated Notes or the enforcement of any rights under the indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

c.
being or having been a personal holding company, a passive foreign investment company, a “foreign controlled foreign corporation” or a “controlled foreign corporation” for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

d.
being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of the Issuers; or

e.
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(2)
to any holder that is not the sole beneficial owner of the Junior Subordinated Notes, or a portion of the Junior Subordinated Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Junior Subordinated Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)
to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuers or a paying agent from the payment;

(5)
to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6)
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 10 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(7)
to any U.S. federal backup withholding tax under Section 3406 of the Code;

(8)
to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(9)
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(10)
any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(11)
any tax imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); or

(12)
in the case of any combination of items (1) through (11).

Except as specifically provided under this heading “— Payment of Additional Amounts,” the Issuers or the relevant guarantor, as applicable, will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge. References in this prospectus supplement and the accompanying prospectus to any payment on the Junior Subordinated Notes include the related payment of additional amounts, as applicable.
As used under this heading “— Payment of Additional Amounts” and under the heading “— Right to Redeem upon a Tax Withholding Event,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.
Certain Covenants
Reporting
The Issuers will provide the trustee with copies of the annual report and the information, documents and other reports which the Parent Entity (as defined below) files with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Parent Entity files such annual report, documents and other reports with the SEC. In addition, the Issuers will comply with the other provisions of Section 314(a) of the Trust Indenture Act.
The requirement for the Issuers to provide such reports, documents and information may be satisfied by filing of such reports, documents and information via the SEC’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein.
Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ or any other person’s compliance with any of the covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, any Issuer’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been filed via the SEC’s EDGAR system (or any successor electronic filing system) or posted on any website or other online data system or to participate in any conference calls.
If the Parent Entity is contributed to or otherwise becomes a wholly owned subsidiary of another person, such person guarantees the Junior Subordinated Notes and such person files reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (such person, “New Parent”), then New Parent shall be deemed the Parent Entity for all purposes of this “— Reporting” section.
“Parent Entity” means, before the closing of the JRD Acquisition Transactions, Sysco Corporation, and from and after the closing of the JRD Acquisition Transactions, Sysco Holdings.
Successors
The indenture will provide that an Issuer may merge or consolidate with any other person or persons (whether or not affiliated with any Issuer), and an Issuer may sell, convey, transfer or lease all or substantially all of its property to any other person or persons (whether or not affiliated with an Issuer), so long as such Issuer meets the following conditions:
1.
Either (a) the transaction is a merger or consolidation, and the Issuer is the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease substantially all of the Issuer’s property) expressly assumes, by supplemental indenture satisfactory to the trustee, all of the Issuer’s obligations under the indenture and the relevant debt securities and coupons; and

2.
Immediately after giving effect to the transaction, no Event of Default (and no event or condition which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing with respect to any series of debt securities outstanding under the indenture.

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of such Issuer’s obligations under the indenture and automatically be substituted for such Issuer in the indenture and as an issuer of the Junior Subordinated Notes. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), such Issuer will be discharged from all obligations and covenants under the indenture and all Junior Subordinated Notes issued thereunder and may be liquidated and dissolved.
Events of Default
“Events of Default” with respect to the Junior Subordinated Notes will occur if:
•
the Issuers default in the payment of all or any part of the principal of the Junior Subordinated Notes when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

•
the Issuers default in the payment of any interest (including any additional interest) on the Junior Subordinated Notes when the same becomes due and payable after taking into account any Optional Deferral Period, and such default continues for a period of 30 days (subject to the Issuers’ right to optionally defer interest payments as described above under “— Option to Defer Interest Payments”);

•
an Issuer or any guarantor files for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur; or

•
the guarantee of any guarantor ceases to be in full force and effect with respect to any of the Junior Subordinated Notes or is declared to be null and void and unenforceable.

Except as otherwise set forth above, an event of default will not include a failure to comply with covenants under the indenture. Although the failure to comply with such covenants will not constitute an event of default, it will otherwise constitute a breach of the Issuers’ contractual obligations under the indenture and could give rise to a claim against the Issuers relating to the specific breach; however, the remedy of the holders of the Junior Subordinated Notes may be limited to direct monetary damages (if any).
The trustee must give holders notice of all defaults or events of default within 90 days after a responsible officer of the trustee has received written notice of such default. However, except in the cases of a default or an event of default in payment on the Junior Subordinated Notes, the trustee will be protected in withholding the notice if the responsible officers of the trustee determine that withholding of the notice is in the interest of such holders.
If an event of default under the indenture occurs and continues with respect to the Junior Subordinated Notes, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare by written notice to the Issuers the entire principal amount of and all accrued but unpaid interest on all Junior Subordinated Notes to be due and payable immediately; provided, that if an event of default arising from an Issuer’s or a guarantor’s filing for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occurs under the indenture, the entire principal amount of, and all accrued and unpaid interest on, all Junior Subordinated Notes will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.
If such declaration occurs, the holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Notes may waive any past default on behalf of all holders except:
•
a default in payment of principal or interest; or

•
a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each of the outstanding Junior Subordinated Notes.

In addition, the holders of a majority in aggregate principal amount of the Junior Subordinated Notes by written notice to the trustee may on behalf of all of the holders of the Junior Subordinated Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
The holders of a majority in principal amount of the Junior Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the Junior Subordinated Notes, subject to the provisions of the indenture.
The Issuers will be required to file an officer’s certificate with the trustee for the Junior Subordinated Notes each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.
No holder of Junior Subordinated Notes may institute any proceeding, judicial or otherwise, with respect to the indenture or the Junior Subordinated Notes, or for the appointment of a receiver or trustee unless (i) the holder has previously given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the Junior Subordinated Notes specifying an Event of Default, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding Junior Subordinated Notes under the indenture shall have made written request to the trustee to institute such action, (iii) such holders have offered and, if requested, provided, to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the Junior Subordinated Notes.
A holder of Junior Subordinated Notes may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder.
An event of default for a particular series of Junior Subordinated Notes under the indenture will not necessarily constitute an event of default for other series of Junior Subordinated Notes or for any other series of debt securities under the indenture.
Discharge and Defeasance
In some circumstances, the Issuers may elect to discharge their obligations on the Junior Subordinated Notes through defeasance or covenant defeasance. See “Description of Debt Securities and Guarantees — Defeasance” in the accompanying prospectus for more information about how the Issuers may do this.
No Sinking Fund
The Junior Subordinated Notes will not be entitled to the benefit of any sinking fund.
Listing
The Issuers intend to apply to list the Junior Subordinated Notes on the NYSE. The listing applications will be subject to approval by the NYSE. The Issuers currently expect trading in the Junior Subordinated Notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, the Issuers have no obligation to maintain such listing and the Issuers may delist the Junior Subordinated Notes at any time. Currently, there is no public market for the Junior Subordinated Notes.
Redemption
The Junior Subordinated Notes may be redeemed before maturity as described below.
Special Mandatory Redemption
If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) the Outside Date or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD

Acquisition Transactions (the earliest to occur of clause (i), (ii) and (iii), a “Special Mandatory Redemption Event”), then the Issuers will be required to redeem all of the outstanding Junior Subordinated Notes on the Special Mandatory Redemption Date (as defined below) at a price equal to 101% of the aggregate principal amount of such Junior Subordinated Notes, plus accrued and unpaid interest on the principal amount of such Junior Subordinated Notes to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). The Issuers will cause any notice of Special Mandatory Redemption to be sent to each holder of the Junior Subordinated Notes, with a copy to the trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event. The “Special Mandatory Redemption Date” will be the date that is no later than 10 Business Days following any Special Mandatory Redemption Event and will be specified in the notice of Special Mandatory Redemption sent to holders of the Junior Subordinated Notes. At the Issuers’ request, and expense, the trustee shall deliver a notice of Special Mandatory Redemption to the holders of the Junior Subordinated Notes; provided such request is accompanied by the notice of Special Mandatory Redemption to be given.
If funds sufficient to pay the Special Mandatory Redemption Price of the Junior Subordinated Notes on the Special Mandatory Redemption Date are deposited with the trustee or a paying agent by no later than 10:00 a.m., New York City time, on such Special Mandatory Redemption Date, then, on and after such Special Mandatory Redemption Date, such Junior Subordinated Notes will cease to bear interest. The terms of the indenture will not require the Issuers to deposit the proceeds of this offering into an escrow account pending any Special Mandatory Redemption of the Junior Subordinated Notes.
Optional Redemption
The Issuers may redeem the Junior Subordinated Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day during the period commencing on                 , 2032 (90 days prior to the First Reset Date) (the “First Par Call Date”) and ending on and including the First Reset Date and (ii) thereafter, on any interest payment date for the Junior Subordinated Notes (each such date a “Par Call Date”).
In addition, the Junior Subordinated Notes will be redeemable at the Issuers’ option, in whole but not in part, at any time and from time to time on any day other than a Par Call Date (as defined above), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Junior Subordinated Notes to be redeemed discounted to the redemption date (assuming the Junior Subordinated Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus           (the “Make-Whole Spread”) for such Junior Subordinated Notes, less (b) unpaid interest accrued to, but excluding, the date of redemption, and

(2)
100% of the principal amount of the Junior Subordinated Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
For purposes of calculating the redemption price in connection with the redemption of the Junior Subordinated Notes on any applicable redemption date, the following terms have the meaning set forth below:
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, the German government bond (Bundesanleihe) selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Junior Subordinated Notes to the next succeeding Par Call Date to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of the Junior Subordinated Notes to the next succeeding Par Call Date.

“Comparable Government Bond Price” means, with respect to any redemption date, (i) the arithmetic average of the Reference Government Bond Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (ii) if the Issuers obtain fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.
“Comparable Government Bond Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the Comparable Government Bond, assuming a price for the Comparable Government Bond (expressed as a percentage of its principal amount) equal to the Comparable Government Bond Price for such redemption date.
“Independent Investment Banker” means one of the Reference Government Bond Dealers selected by the Issuers.
“Par Call Date” means, with respect to the Junior Subordinated Notes, (i) the First Par Call Date and (ii) thereafter, any interest payment date for the Junior Subordinated Notes.
“Reference Government Bond Dealer” means (i) each of Goldman Sachs & Co. LLC, TD Global Finance unlimited company, Merrill Lynch International, J.P. Morgan Securities plc and Wells Fargo Securities International Limited or any of their affiliates that are primary European government securities dealers, and their respective successors; provided that if any of the foregoing or any of their affiliates shall cease to be a primary European government securities dealer (“Primary Dealer”), the Issuers shall substitute therefor another Primary Dealer and (ii) two other Primary Dealers selected by the Issuers.
“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any redemption date, the arithmetic average, as determined by the Issuers, of the bid and asked prices for the Comparable Government Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Government Bond Dealer at 11:00 a.m., Central European Time (CET), on the third Business Day preceding such redemption date.
The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Junior Subordinated Notes or portions thereof called for redemption.
Right to Redeem at Tax Deductibility Event
The Junior Subordinated Notes are redeemable, in whole, but not in part, at a price equal to: (i) 101% of the principal amount, if the redemption date is prior to the First Par Call Date or (ii) 100% of the principal amount, if the redemption date is on or after the First Par Call Date, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence of a Tax Deductibility Event.
“Tax Deductibility Event” means, with respect to the Junior Subordinated Notes, the Issuers have received an opinion of a nationally recognized accounting firm or counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) any threatened challenge asserted in writing in connection with an audit of the Issuers or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by the Issuers on the Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Issuers for United States Federal income tax purposes.
Right to Redeem at Rating Agency Event
The Junior Subordinated Notes are redeemable, in whole, but not in part, at a price equal to: (i) 101% of the principal amount, if the redemption date is prior to the First Par Call Date or (ii) 100% of the principal amount, if the redemption date is on or after the First Par Call Date, plus accrued and unpaid interest to, but excluding, the redemption date, within 120 days following a Rating Agency Event.
“Rating Agency Event” means, with respect to the Junior Subordinated Notes, as of any date, a change, clarification or amendment in the methodology in assigning equity credit to securities such as the Junior Subordinated Notes published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Parent Entity (together with any successor thereto, a “rating agency”), (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for the Issuers as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Issuers, in the case of any rating agency that first publishes a rating for the Issuers after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Junior Subordinated Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Junior Subordinated Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Junior Subordinated Notes by such rating agency had the current methodology not been changed. The trustee shall not be charged with knowledge of whether a Rating Agency Event has occurred.
Right to Redeem upon a Tax Withholding Event
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuers or a guarantor becomes or, based upon a written opinion of independent counsel selected by the Issuers, will become obligated to pay additional amounts as described herein under the heading “— Payment of Additional Amounts” with respect to the Junior Subordinated Notes (a “Tax Withholding Event”), then the Issuers may at their option redeem, in whole, but not in part, the Junior Subordinated Notes on not less than 10 nor more than 90 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.
Right to Redeem upon a Substantial Repurchase Event
The Junior Subordinated Notes are redeemable, in whole, but not in part, at any time on giving not less than 10 nor more than 60 days’ notice to the noteholders, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Notes, plus accrued and unpaid interest on the principal amount of the Junior Subordinated Notes to, but excluding, the date of redemption, if prior to the redemption date an Issuer has repurchased and canceled Junior Subordinated Notes equal to or in excess of 75% of the initial aggregate principal amount of Junior Subordinated Notes issued (such event, a “Substantial Repurchase Event”).

Redemption Procedures; Cancellation of Redemption
Notwithstanding any statement under this caption “— Redemption Procedures; Cancellation of Redemption” or elsewhere in this prospectus supplement to the contrary, installments of interest on the Junior Subordinated Notes that are due and payable on any interest payment date falling on or prior to a redemption date for the Junior Subordinated Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Junior Subordinated Notes and the indenture, except that, if the redemption date for any Junior Subordinated Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on the Junior Subordinated Notes to be redeemed will be paid on such redemption date to the persons entitled to receive the redemption price of such Junior Subordinated Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period, will not be deemed to fall on a day during such Optional Deferral Period.
Notice of redemption will be mailed or otherwise delivered at least 10 days but not more than 60 days before the redemption date to each registered holder of the Junior Subordinated Notes to be redeemed (other than in the case of a redemption in connection with a Tax Withholding Event, in which case notice of redemption will be mailed or otherwise delivered at least 10 days but not more than 90 days before the redemption date), at the address of such holder appearing in the register of the Junior Subordinated Notes maintained by the registrar (or otherwise in accordance with the depositary’s procedures). Notice of any redemption of the Junior Subordinated Notes in connection with a corporate transaction that is pending (including an equity offering or an incurrence of indebtedness), may, at the Issuers’ discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. The Issuers will notify holders of any such rescission as soon as practicable after the Issuers determine that they will not be able to satisfy or otherwise waive such condition precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.
Once notice of redemption is delivered, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Junior Subordinated Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption. If only a portion of the Junior Subordinated Notes is redeemed, the trustee will issue in the name of the registered holder of the Junior Subordinated Notes and deliver to such holder a new Junior Subordinated Note in a principal amount equal to the unredeemed portion of the principal of the Junior Subordinated Note surrendered for redemption.
Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Junior Subordinated Notes, or portions thereof, called for redemption.
In the case of a partial redemption, selection of the applicable Junior Subordinated Notes for redemption will be made in accordance with the procedures of Clearstream and Euroclear, as applicable. No Junior Subordinated Notes of a principal amount of €100,000 or less will be redeemed in part. If any Junior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to the Junior Subordinated Note will state the portion of the principal amount of the Junior Subordinated Note to be redeemed. A new Junior Subordinated Note in a principal amount equal to the unredeemed portion of the Junior Subordinated Note will be issued in the name of the holder of the Junior Subordinated Note upon surrender for cancellation of the original Junior Subordinated Note. For so long as the Junior Subordinated Notes are held by Clearstream or Euroclear (or another depositary), as applicable, the redemption of the Junior Subordinated Notes shall be done in accordance with the policies and procedures of the depositary. The trustee shall not be responsible for the calculation of any redemption price.

Modification and Waiver
Under the indenture, the Issuers will be able to enter into supplemental indentures with the trustee without the consent of the holders of the Junior Subordinated Notes in order to accomplish, among others, any of the following:
(1)
secure the Junior Subordinated Notes;

(2)
evidence the assumption by a successor corporation of the Issuers’ obligations;

(3)
add covenants or Events of Default for the protection of the holders of the Junior Subordinated Notes;

(4)
cure any ambiguity or correct any inconsistency or mistake in such indenture or add any other provision which shall not materially adversely affect the interests of the holders of the Junior Subordinated Notes;

(5)
supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of the Junior Subordinated Notes;

(6)
add additional guarantees or additional guarantors in respect of all or any series of the Junior Subordinated Notes; or

(7)
evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of the Junior Subordinated Notes and its obligations under the indenture in accordance with the terms of the indenture.

The indenture will also contain provisions permitting the trustee and the Issuers, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Notes of a series issued under the indenture then outstanding and affected (including, without limitation, additional Junior Subordinated Notes of such series, if any) voting as a single class, to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the Junior Subordinated Notes of each series so affected. However, the Issuer may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:
(1)
extend the final maturity of any Junior Subordinated Notes, or reduce the principal amount thereof;

(2)
reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof;

(3)
reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof;

(4)
change the currency in which the principal thereof, premium, if any, or interest thereon is payable;

(5)
reduce the amount payable upon acceleration;

(6)
impair or affect the right to institute suit for the enforcement of any payment on any Junior Subordinated Notes;

(7)
modify the provisions of the indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to the holder thereof; or

(8)
reduce the percentage in principal amount of the Junior Subordinated Notes, the consent of the holders of which is required for any of the foregoing modifications.

The holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Notes of a series (including, without limitation, additional Junior Subordinated Notes of such series, if any) voting as a single class may, on behalf of the holders of all Junior Subordinates Notes of that series, waive compliance by the Issuers with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding Junior Subordinates Notes of a series (including, without limitation, additional Junior Subordinates Notes of such series, if any) may, on behalf of the holders of all Junior Subordinates Notes of that series, voting as a single class, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any Junior Subordinates Notes of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.
Book-Entry Delivery, Form and Settlement
The Issuers have obtained the information in this section concerning Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and their book-entry systems and procedures from sources the Issuers believe to be reliable. The description of the clearing systems in this section reflects the Issuers’ understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
Global Notes
The Junior Subordinated Notes will be issued in registered, global form in denominations of €100,000 and integral multiples of €1,000 above that amount. Initially, the Junior Subordinated Notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds. The global notes will be deposited upon issuance with a common depositary for, and in respect of interests held through, Clearstream and Euroclear. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.
Beneficial interests in the global notes will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Those beneficial interests will be held in denominations of €100,000 and additional multiples of €1,000 in excess thereof. Investors may hold beneficial interests in securities directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems.
Owners of beneficial interests in the global notes will not be entitled to have Junior Subordinated Notes registered in their names, and will not receive or be entitled to receive physical delivery of Junior Subordinated Notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the Junior Subordinated Notes under the indenture, including for purposes of receiving any reports delivered by the Issuers or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if the Issuers request any action of holders or a beneficial owner desires to give or take any action a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants, and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.
Persons that are not Clearstream or Euroclear participants may beneficially own Junior Subordinated Notes held by the common depositary for Clearstream and Euroclear only through direct or indirect participants in Clearstream and Euroclear. So long as the common depositary for Clearstream and Euroclear is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the Junior Subordinated Notes represented by the global note under the indenture and the global note.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in the Junior Subordinated Notes held by them. The Issuers have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. The Issuers also do not supervise these systems in any way.
Euroclear
Euroclear has advised the Issuers that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”).
All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the Junior Subordinated Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by its depositary.
Euroclear further has advised the Issuers that investors that acquire, hold, and transfer interests in the Junior Subordinated Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global notes.
The Euroclear Operator has advised the Issuers as follows: under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Participants credited with such interests in securities on the Euroclear Operator’s records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.
Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights, and other entitlements) to any person credited with such interests in securities on its records.

Clearstream
Clearstream has advised the Issuers that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Customers”) and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between Euroclear and Clearstream. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.
Distributions with respect to the Junior Subordinated Notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures.
Clearstream and Euroclear Arrangements
So long as Clearstream or Euroclear or their nominee or their common depositary is the registered holder of the global notes, Clearstream, Euroclear, or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Notes represented by such global notes for all purposes under the indenture and the Junior Subordinated Notes. Payments of principal, premium, if any, and interest in respect of the global notes will be made to Clearstream, Euroclear, or such nominee, as the case may be, as registered holder thereof. None of the Issuers, the trustee, transfer agent, paying agent, and registrar, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.
Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Clearstream or Euroclear from the paying agent to the cash accounts of Clearstream or Euroclear customers in accordance with the relevant system’s rules and procedures.
Because Clearstream and Euroclear can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
Initial Settlement
The Issuers understand that investors that hold their Junior Subordinated Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, Junior Subordinated Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Junior Subordinated Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

The Issuers understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments, and other communications involving the Junior Subordinated Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Junior Subordinated Notes, or to make or receive a payment or delivery of the Junior Subordinated Notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Brussels or Luxembourg, depending on whether Clearstream or Euroclear is used.
Clearstream and Euroclear will credit payments to the cash accounts of Clearstream Customers or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Junior Subordinated Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by the Issuers within 90 days, the Issuers will issue the Junior Subordinated Notes in definitive form in exchange for the applicable global notes. The Issuers will also issue the Junior Subordinated Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Junior Subordinated Notes represented by the global notes and has not been cured or waived. In addition, the Issuers may at any time and in their sole discretion determine not to have the Junior Subordinated Notes represented by the global notes and, in that event, will issue the Junior Subordinated Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the Junior Subordinated Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Junior Subordinated Notes registered in its name. The Junior Subordinated Notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by the Issuers. The Junior Subordinated Notes in definitive form can be transferred by presentation for registration to the registrar at the Issuers’ office or agency for such purpose and must be duly endorsed by the holder or his or her attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuers or the registrar duly executed by the holder or his attorney duly authorized in writing. The Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Junior Subordinated Notes.
Notices
Any notices required to be given to the holders of the Junior Subordinated Notes will be given to the common depository for Clearstream and Euroclear, as the registered holder of the global notes. If a global note is exchanged for Junior Subordinated Notes in definitive form, notices to holders of the Junior Subordinated Notes will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

Payment and Paying Agents
Payments on each global note will be made in euro by wire transfer. If the Issuers issue definitive Junior Subordinated Notes, the holders of definitive Junior Subordinated Notes will be able to receive payments of principal of and interest on their Junior Subordinated Notes at the office of the Issuers’ paying agent. Payment of principal of a definitive note may be made only against surrender of the note to the Issuers’ paying agent. The Issuers have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of noteholders maintained by the registrar.
The Issuers will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.
U.S. Bank Europe DAC, UK Branch will initially act as paying agent with respect to the Junior Subordinated Notes. The Issuers may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
The Trustee
U.S. Bank Trust Company, National Association is the trustee for the Junior Subordinated Notes offered hereby. The trustee’s current address is U.S. Bank Trust Company, National Association, 1255 Corporate Drive, 6th Floor, Irving, Texas 75038, Attn: Corporate Trust Administration — Sysco Corporation. The trustee is the issuing and paying agent for Sysco Corporation’s commercial paper program, and is one of a number of banks with which Sysco Corporation maintains ordinary banking relationships, for which they receive customary fees.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered and, if requested, provided the trustee indemnity satisfactory to it. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to any holder) or that would involve the trustee in personal liability.
The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become the Issuers’ creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Issuers or any of the Issuers’ affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.
Governing Law
The indenture, the Junior Subordinated Notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes that generally are applicable to holders that purchase notes in the initial offering at their applicable issue price (i.e., the first price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold such notes as capital assets pursuant to Section 1221(a) of the Code (generally property held for investment). This summary is based upon the applicable provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.
This summary is provided for general information purposes only and does not purport to address all tax considerations that may be important to holders in light of their particular circumstances. Additionally, this summary does not apply to certain categories of holders that may be subject to special tax rules (such as financial institutions, insurance companies, tax-exempt organizations, brokers, dealers, or traders in securities, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, controlled foreign corporations, foreign controlled foreign corporations or passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, persons subject to the mark-to-market method of accounting, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, or persons who hold the notes as part of a hedge, conversion transaction, straddle, or other risk reduction transaction). Finally, this summary does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws), the so-called “Medicare tax” on net investment income, the alternative minimum tax and any applicable foreign, state or local tax laws.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships or partners in partnerships that hold notes should consult their own tax advisors regarding the consequences to them of the partnership’s acquisition, ownership and disposition of the notes.
We have not sought, nor do we intend to obtain, any ruling from the Internal Revenue Service (the “IRS”) or an opinion from counsel with respect to the statements made herein. We cannot assure you that the IRS will not challenge any of the considerations described herein and/or that such challenge will not be sustained by a court of applicable jurisdiction.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF THE NOTES. THIS DISCUSSION IS NOT A SUBSTITUTE FOR YOUR OWN ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES. IF YOU ARE CONSIDERING THE PURCHASE OF THE NOTES, WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES IN LIGHT OF YOUR OWN SITUATION.
Classification of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the notes, the notes should be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the IRS or a court will agree with such treatment. No ruling is being sought from the IRS on any of the issues discussed herein.
Accordingly, we cannot assure you that the IRS will not challenge the position described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of non-U.S. holders, interest payments treated as dividends would be subject to withholding of U.S. income tax, except to the extent provided by an applicable income tax treaty. In addition, such a determination would constitute a Tax Deductibility Event that would entitle us to redeem the notes as described above under “Description of the Junior Subordinated Notes — Redemption — Right to Redeem at Tax Deductibility Event”.
We agree, and by acquiring an interest in the notes each beneficial owner of the notes agrees, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.
Effect of Certain Contingencies
The terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, including as described under “Description of the Junior Subordinated Notes — Redemption — Optional Redemption,” “Description of the Junior Subordinated Notes — Redemption — Right to Redeem at Tax Deductibility Event,” “Description of the Junior Subordinated Notes — Redemption — Right to Redeem at Rating Agency Event,” “Description of the Junior Subordinated Notes — Redemption — Right to Redeem upon a Tax Withholding Event,” “Description of the Junior Subordinated Notes — Redemption — Right to Redeem upon a Substantial Repurchase Event,” “Description of the Junior Subordinated Notes — Redemption — Special Mandatory Redemption” and “Description of the Junior Subordinated Notes — Payment of Additional Amounts.” The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not cause the notes to be treated as contingent payment debt instruments (and will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts) if, in the aggregate, there is only a remote chance as of the date the notes are issued that any of such payments will be made or if such payments are considered to be incidental, if the indicative payment schedule is significantly more likely than not to occur, or if the possibility that such payments of excess or accelerated amounts will be paid arises as a result of unconditional options and the effects of the exercise or non-exercise of each of those options on the yield of the notes meet certain conditions. We believe and intend to take the position that the contingencies on the notes will not cause the notes to be treated as contingent payment debt instruments because either the likelihood that such payments will be made is remote or that such payments are incidental, in each case, within the meaning of the applicable Treasury regulations or because the rule described above relating to alternative payment schedules and unconditional options applies. Our position that the notes are not considered contingent payment debt instruments is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which would be in excess of stated interest, and treat as ordinary income rather than capital gain any income recognized on the taxable disposition of a note. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
Material U.S. Federal Income Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. holder. For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:
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an individual U.S. citizen or resident alien;

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a corporation (or other entity treated as a corporation) that is created or organized under the laws of the United States, any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under the applicable Treasury regulations to be treated as a United States person (as defined under the Code).
Interest
Subject to the following paragraph, interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Subject to the discussion below, it is expected and assumed for purposes of this discussion that the notes will not be issued with OID. Treasury regulations provide that the possibility that interest on the notes might be deferred would generally result in the notes being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the Treasury regulations and therefore that the possibility of such deferral will not result in the notes being treated as issued with OID. Accordingly, interest paid on the notes should be taxable to you as described in the prior paragraph.
However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position. If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the notes would be treated as issued with OID at the time of issuance, or reissued with OID at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. Under the OID rules, regardless of your regular method of accounting for U.S. federal income tax purposes, you will be required to include in taxable income (as ordinary income) for each taxable year, using a constant yield method, the daily portion of OID, if any, that accrues on the notes, for each day in such taxable year on which you own the notes. Thus, you would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable, and actual payments of stated interest would not be reported separately as taxable income.
If you use the cash basis method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the interest received (which includes proceeds in euro from a sale, exchange, or other disposition of the notes to the extent attributable to accrued and unpaid interest), determined by translating euros received at the spot rate on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment of stated interest.
If you use the accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period during which such interest accrued or, in the case of an accrual period that spans two taxable years of a U.S. holder, the part of the period within the taxable year. Under the second method, you may elect to translate interest income at the spot rate on the last day of the accrual period (or the last day of the taxable year if the accrual period spans two taxable years) or on the date the interest payment is received if such date is within five business days of the end of the accrual period.
This election will apply to all debt obligations you hold from year to year and cannot be changed without the consent of the IRS. You should consult your own tax advisor as to the advisability of making the above election.
In addition, if you use the accrual method of accounting for U.S. federal income tax purposes, upon receipt of an interest payment on a note (including amounts received upon the disposition of a note attributable to accrued interest previously included in income), you will recognize ordinary income or loss (and not interest income and expense) in an amount equal to the difference, if any, between the U.S. dollar value of such payment (determined by translating the euros received at the spot rate on the date such payment is received or the note is disposed of, as applicable) and the U.S. dollar value of the interest income you previously included in income with respect to such payment, regardless of whether the payment is actually converted into U.S. dollars. As discussed below under “— Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes,” the amount of foreign currency gain or loss recognized with respect to accrued but unpaid interest upon a taxable disposition of a note may be limited by the total amount of gain or loss realized upon such disposition.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Except as noted below with respect to foreign currency exchange gain or loss, you generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the amount realized (excluding any amount realized attributable to accrued but unpaid interest, which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in gross income) and your adjusted tax basis in the note.
Your adjusted tax basis in the note generally will equal the U.S. dollar value of the euros used to purchase your note determined at the spot exchange rate on the date of such purchase. If the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the euro amount you paid for the note on the settlement date of the purchase. If the note is treated as having been issued with OID at the time of issuance or as having been reissued with OID after the exercise of our interest deferral option, such adjusted tax basis will also be increased by the amount of any OID previously included in your gross income with respect to the note and decreased by any payments received on the note since and including the date that the note was deemed to be issued or reissued with OID.
The amount realized on the sale, exchange, redemption, retirement or other taxable disposition of a note for an amount in euro generally will equal the U.S. dollar value of such euro based on the spot exchange rate on the date the note is disposed of; provided however, if the notes are traded on an established securities market, as the notes are expected to be, a cash method U.S. holder (and if it elects, an accrual basis U.S. holder) will translate the euros into U.S. dollars at the spot rate on the settlement date of the disposition. If an accrual method U.S. holder makes either of the elections described above, such election must be applied consistently from year to year. Such election cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but a U.S. holder is an accrual basis U.S. holder that has not made the settlement date election), a U.S. holder will recognize exchange gain or loss (taxable as ordinary income or loss) to the extent that the U.S. dollar value of the euros received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized (based on the spot rate on the disposition date).
Subject to the foreign currency rules discussed below, the gain or loss generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts may be eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation. Gain or loss realized by you on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be treated as U.S. source gain or loss.
Gain or loss realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to changes in currency exchange rates relating to the principal amount of such note will be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the note is your purchase price for the note calculated in euros, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount based on the spot rate on the date of the sale, exchange, redemption, retirement or other taxable disposition of the note and (ii) the U.S. dollar value of the principal amount based on the spot rate on the date you purchased the note (or, in each case, on the settlement date if the notes are traded on an established securities market, as the notes are expected to be, and the U.S. holder is either a cash basis or an electing accrual basis U.S. holder). The net amount of exchange gain or loss on the disposition of a note will be limited to the amount of overall gain or loss realized on such disposition.

Exchange Gain or Loss With Respect to Euros
Euro received by a U.S. holder on the sale, exchange, redemption, retirement or other disposition of a note generally will have an adjusted tax basis equal to the U.S. dollar value of the euro determined at the spot rate on the date the U.S. holder receives the euro.
Any gain or loss recognized by you on a sale, exchange, redemption, retirement or other taxable disposition of the euros (including the use of euros to purchase notes or upon the exchange of euros for U.S. dollars) will be ordinary income or loss and generally will be U.S. source gain or loss.
Reportable Transactions
Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, the receipt or accrual of interest or a sale, exchange, redemption, retirement or other taxable disposition of a foreign currency note, or foreign currency received in respect of a foreign currency note to the extent that such sale, exchange, redemption, retirement or other taxable disposition results in a tax loss in excess of a threshold amount (e.g., $50,000 in the case of an individual or trust). Holders considering the purchase of notes should consult with their own tax advisor to determine the U.S. federal tax return disclosure obligations, if any, with respect to an investment in the note, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
Information Reporting and Backup Withholding
Information reporting will apply to payments of interest and the accruals of OID on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you, and backup withholding (currently at a rate of 24%) will apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Material U.S. Federal Income Tax Consequences to Non-U.S. Holders
This section applies to you if you are a non-U.S. holder. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. holder as defined above under “— Material U.S. Federal Income Tax Consequences to U.S. Holders.”
Interest
Subject to the discussions under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance” below, under the portfolio interest exemption, payments of interest (which for purposes of this discussion includes OID) on a note that you receive generally will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:
•
do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
are not a bank whose receipt of interest on a note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•
are not a controlled foreign corporation that is related, actually or constructively, to us within the meaning of the Code; and

•
(i) provide us, our paying agent or the person who would otherwise be required to withhold tax from the interest a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), stating your name and address and certifying under penalties of perjury that you are not a United States person (as defined under the Code), (ii) have your financial institution that holds the notes on your behalf certify, under penalties of perjury, that it has received a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from you and it provides us with a copy, or (iii) hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files that indicates you are not a United States person (as defined under the Code).

If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to U.S. federal income and withholding tax at a rate of 30% (or lower applicable treaty rate, if any). To claim an exemption from (or reduction in) U.S. federal income and withholding tax under the benefits of an applicable income tax treaty, you must provide us, the paying agent or the person who otherwise would be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form).
Interest on a note that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States) is not subject to U.S. federal withholding tax if you provide us, our paying agent or the person who otherwise would be required to withhold tax from such payment of interest with a properly completed IRS Form W-8ECI (or successor form). However, you generally will be subject to U.S. federal income tax on such interest on a net income basis generally in the same manner as a U.S. holder. In addition, if you are a corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the conduct by you of a trade or business in the United States.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Subject to the discussions under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance” below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition occurs and certain other conditions are met; or

•
the gain represents accrued interest, in which case the rules for taxation of interest would apply.

If you are a non-U.S. holder subject to U.S. federal income tax under the first bullet point, you will be taxed on a net income basis generally in the same manner as if you were a U.S. holder. In addition, if you are a corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the conduct by you of a trade or business in the United States. Non-U.S. holders subject to U.S. federal income tax only under the second bullet point will be taxed on the net gain at a rate of 30% (or lower applicable treaty rate, if any).
Information Reporting and Backup Withholding
The interest (including OID) on a note and the amount of tax (if any) withheld from such payment of interest generally will be reported to the IRS on IRS Form 1042-S. Neither information reporting on IRS Form 1099 nor backup withholding will apply to interest payments or to amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note if a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E is provided to us, our paying agent or other appropriate person and if, in the case of amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note, certain other information is provided. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally is allowable as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance
Under FATCA, withholding at a rate of 30% generally will be required in certain circumstances on payments of interest (including OID) in respect of notes held by or through a “foreign financial institution” (as specifically defined for this purpose) that does not qualify for an exemption from these rules, unless the institution (i) enters into, and complies with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of notes held by or through a “non-financial foreign entity” (as specifically defined for this purpose) that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.”
Under current provisions of the Code, gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest, such as the notes, also can be subject to the FATCA withholding tax. Treasury regulations have been proposed, however, that would eliminate FATCA withholding tax on such gross proceeds from the sale or other disposition of notes after January 1, 2019. According to the preamble to such proposed Treasury regulations, taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued (which regulations could be subject to change).
We will not pay any additional amounts to holders of notes in respect of any amounts withheld under FATCA. Prospective holders should consult their tax advisors regarding the possible implications of the FATCA rules on their investment in the notes.

UNDERWRITING
The Issuers, the guarantors and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has severally, and not jointly, agreed to purchase from us the principal amount of notes indicated in the following table. Goldman Sachs & Co. LLC, TD Global Finance unlimited company, Merrill Lynch International, J.P. Morgan Securities plc and Wells Fargo Securities International Limited are the representatives of the underwriters.
Underwriters	Principal Amount of Notes
Goldman Sachs & Co. LLC	€
TD Global Finance unlimited company
Merrill Lynch International
J.P. Morgan Securities plc
Wells Fargo Securities International Limited
Total	€
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the initial offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to    % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial offering price of up to    % of the principal amount of the notes. If the notes are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total):
Paid by the Issuers
	Per note	Total
notes	%	€
We estimate that our total expenses of the offering, excluding the underwriting discounts, will be approximately €      million.
EA Markets Securities LLC is acting as our financial advisor for this transaction, for which we will pay it a customary fee.
We expect delivery of the notes will be made against payment therefor on or about        , 2026, which is the      Business Day following the date of pricing of the notes (such settlement being referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one Business Day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
The notes are a new issue of securities with no established trading markets. We intend to apply to list the notes on the NYSE. The listing applications will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Currently, there is no public market for the notes. The Issuers have been advised by the underwriters that the underwriters intend to make a market in the notes after completion of the offering but are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. For example, Goldman Sachs & Co. LLC and TD Securities (USA) LLC are serving as financial advisors to us in connection with the JRD Acquisition Transactions. In addition, J.P. Morgan Securities LLC is serving as financial advisor to the major shareholders of Jetro Restaurant Depot in connection with the JRD Acquisition Transactions. Affiliates of certain of the underwriters are lenders under our credit facilities. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Issuers (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Any of the underwriters or their affiliates that have a lending relationship with us routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Affiliates of certain of the underwriters are dealers under our commercial paper programs and may hold commercial paper notes thereunder. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding commercial paper held by at least one of the underwriters or their affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. In such event, this offering will be made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. If there is a “conflict of interest” under FINRA Rule 5121, the underwriters who will be receiving such proceeds will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes described in this prospectus supplement and the accompanying prospectus in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restrictions set out herein.
United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK POATRs, and any offer of the notes in the United Kingdom is made pursuant to an exemption from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the United Kingdom Financial Conduct Authority (“FCA”) Handbook Admission to Trading on a Regulated Market Sourcebook.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are not being distributed to, and must not be passed on to, the general public in the United Kingdom. In the United Kingdom, such documents are only directed at non-retail investors (being persons who are not retail investors as defined in the paragraph above) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No underwriter may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Sysco Corporation or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or

(b)
to an accredited investor (as defined in Section 4(A) of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

(5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice or otherwise intermediate the offering or sale of the notes in Taiwan.

LEGAL MATTERS
The validity of the securities and the guarantees under New York, Delaware and California laws is being passed upon for the Issuers and the applicable guarantors by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters as to Maine law will be passed upon for the applicable guarantor by Pierce Atwood LLP. Certain legal matters as to Missouri law will be passed upon for the applicable guarantor by Polsinelli PC. Certain legal matters as to Nebraska law will be passed upon for the applicable guarantor by Fraser Stryker PC LLO. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
Sysco Corporation
The consolidated financial statements of Sysco Corporation and its consolidated subsidiaries appearing in the 2026 Annual Report, and the effectiveness of Sysco Corporation and its consolidated subsidiaries’ internal control over financial reporting as of June 27, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Jetro Restaurant Depot
The audited historical financial statements of JRD Unico, Inc. and Affiliates incorporated in this prospectus supplement by reference to Sysco Corporation’s Current Report on Form 8-K dated September 14, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
SYSCO CORPORATION
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
AND
GUARANTEES OF DEBT SECURITIES
SYSCO HOLDINGS CORPORATION
DEBT SECURITIES

This prospectus contains a general description of the securities which may be offered for sale by Sysco Corporation (“Sysco Corporation”), Sysco Holdings Corporation (“Sysco Holdings”), Sysco Corporation’s directly and indirectly wholly-owned subsidiaries that are co-registrants under the registration statement of which this prospectus forms a part, or by the selling securityholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus.
Sysco Corporation may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, including shares of common stock, preferred stock, shares of common stock upon conversion of preferred stock, and one or more series of debt securities. Such debt securities may be co-issued and/or guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
Sysco Holdings may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, one or more series of debt securities described in this prospectus. Such debt securities may be co-issued and/or guaranteed by Sysco Corporation and/or one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
Additionally, Sysco Holdings and Sysco Corporation may jointly offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, one or more series of debt securities described in this prospectus. Such debt securities may be guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
As used in this prospectus, unless otherwise specified the “Issuer” refers to (a) Sysco Corporation (or, following the Sysco Merger (as defined herein), Sysco Holdings), as the issuer of common stock, preferred stock and shares of common stock upon conversion of preferred stock and as the sole issuer of debt securities, (b) Sysco Holdings, as the sole issuer of debt securities or (c) Sysco Corporation and Sysco Holdings, as co-issuers of debt securities, in each case as specified in the applicable prospectus supplement. Sysco Corporation owns 100% of the common stock of Sysco Holdings. Upon completion of the JRD Acquisition Transactions (as defined herein), Sysco Holdings will own 100% of the common stock of Sysco Corporation. For more information, see “The JRD Acquisition Transactions.”
This prospectus provides you with a general description of the securities that may be offered. Each time the Issuer or selling securityholders offer securities, the Issuer will provide one or more supplements to this prospectus that will contain additional information about the specific offering, the prices and the terms of the securities being offered. You should read this prospectus and the related prospectus supplement carefully before you invest in the Issuer’s securities. No person may use this prospectus to offer or sell the securities unless a prospectus supplement accompanies this prospectus.
The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. The Issuer will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus, in the 2026 Annual Report (as defined herein), and any similar section contained in the applicable prospectus supplement, and in any documents incorporated by reference herein or therein, for factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission (the “SEC” or “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Issuer or the selling securityholders may offer securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. The net proceeds from any offering will be the purchase price minus the following: the discount, if the securities are offered through an underwriter; the commission, if the securities are offered through an agent; and other expenses attributable to issuance and distribution. The Issuer or the selling securityholders may also sell securities directly to investors on their own behalf. In the case of sales made directly, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered. Sysco Corporation’s common stock is listed on The New York Stock Exchange (the “NYSE”) under the trading symbol “SYY,” and, upon completion of the JRD Acquisition Transactions, Sysco Holdings common stock is expected to be listed and traded on the NYSE under the trading symbol “SYY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is September 14, 2026.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless otherwise specified: (i) the “guarantors” refers to Sysco Corporation (other than with respect to any series of debt securities for which Sysco Corporation is acting as an Issuer) and/or one or more subsidiaries of Sysco Corporation, in each case as specified in the applicable prospectus supplement as a guarantor of a particular series of debt securities, and “guarantor” refers to any of them individually; and (ii) the terms “we,” “us,” and “our” refer to Sysco Corporation individually and collectively with Sysco Holdings and Sysco Corporation’s other consolidated subsidiaries prior to the completion of the JRD Acquisition Transactions, and, following the completion of the JRD Acquisition Transactions, will refer to Sysco Holdings individually and collectively with its consolidated subsidiaries, including Sysco Corporation.
This prospectus is part of a registration statement that the registrants have filed with the SEC using a “shelf” registration process. Using this process, the Issuer may offer any combination of the securities this prospectus describes in one or more offerings. In addition, the selling securityholders may offer and sell shares of common stock from time to time. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference. This prospectus provides you with a general description of the securities the Issuer may offer and the shares of common stock the selling securityholders may sell. Each time we or the selling securityholders offer securities, the Issuer or the selling securityholders, as applicable, will provide you with a prospectus supplement and, if applicable, a pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The Issuer may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to such offering. The prospectus supplement, any free writing prospectus and any pricing supplement may also add to, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please carefully read this prospectus, the prospectus supplement, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco Corporation, Sysco Holdings or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any supplement to this prospectus or any document incorporated by reference is accurate at any date other than the date of the document in which such information is contained or such other date referred to in that document, regardless of the time of any sale or issuance of a security. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that the registrants filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the registrants and the securities offered under this prospectus, the registrants refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither the registrants nor any agent, underwriter or dealer has authorized any person to provide you with different information. The registrants are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
Sysco Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Corporation’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Corporation are also available to the public at the SEC’s website at https://www.sec.gov, and on Sysco Corporation’s website, https://www.sysco.com. The information contained in, or that can be accessed through, the SEC’s website and our website is not incorporated in, and is not part of, this prospectus.
Following the consummation of the JRD Acquisition Transactions, Sysco Holdings will file annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Holdings’ SEC filings that will be made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Holdings will also be available to the public at the SEC’s website at https://www.sec.gov, and on Sysco Corporation’s website, https://www.sysco.com. The information contained in, or that can be accessed through, the SEC’s website and our website is not incorporated in, and is not part of, this prospectus.

INCORPORATION BY REFERENCE
The SEC allows Sysco Corporation and Sysco Holdings to “incorporate by reference” information they file with the SEC, which means that Sysco Corporation and Sysco Holdings can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that they file with the SEC will automatically update and supersede information contained in this prospectus.
Each of Sysco Corporation and Sysco Holdings incorporates by reference the following documents filed with the SEC by each of Sysco Corporation and Sysco Holdings and any future filings each of Sysco Corporation and Sysco Holdings makes with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but neither Sysco Corporation nor Sysco Holdings is incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any furnished information, any Sysco Corporation Compensation and Leadership Development Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.
Sysco Corporation
•
Sysco Corporation’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 filed with the SEC on August 21, 2026 (the “2026 Annual Report”).

•
Sysco Corporation’s Current Reports on Form 8-K filed with the SEC on July 2, 2026, August 20, 2026 (Item 5.02 only), September 4, 2026 and September 14, 2026.

•
The portions of Sysco Corporation’s Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed with the SEC on October 2, 2025 that are incorporated by reference into Part III of the Form 10-K for the year ended June 28, 2025 filed with the SEC on August 22, 2025.

Sysco Holdings
•
Sysco Holdings’ Current Report on Form 8-K filed on July 28, 2026.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:
Sysco Corporation
Sysco Holdings Corporation
Investor Relations
1390 Enclave Parkway
Houston, Texas 77077-2099
Telephone: (281) 584-2615

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, but are not limited to, statements about:
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the expected timing and completion of the JRD Acquisition Transactions;

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the anticipated benefits of the JRD Acquisition Transactions, including estimated synergies, and plans and expectations for the combined company after completion of the JRD Acquisition Transactions;

•
our future financial performance and results;

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our business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions; and

•
other statements that are not historical facts.

These statements are based on management’s current expectations and estimates. Actual results may differ materially due in part to the risk factors within Part I, Item 1A of the 2026 Annual Report and in Sysco Corporation’s subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page 7 of this prospectus, and the risk factors set forth below:
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the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

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the risk of periods of significant or prolonged inflation, deflation, or economic uncertainty and their impact on our product costs and profitability generally, and our inability to predict inflation over the long term;

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the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may be unsuccessful;

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the risk that we may not realize anticipated benefits from our operating cost reduction efforts, including our ability to accelerate and/or identify additional cost savings;

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risks related to geopolitical, economic and market conditions and developments, including unfavorable conditions in the Americas and Europe, and changes in global trade policies, tariffs, and similar foreign conflicts, foreign exchange rates and the impact on our business, results of operations and financial condition;

•
the risks related to our efforts to implement our business transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated timeframe, if at all, and may prove costlier than expected;

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the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

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the risk that our relationships with long-term customers may be materially diminished or terminated;

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the risk that changes in consumer eating habits, including economic factors affecting consumer confidence and discretionary spending and the impact of advancements in pharmaceutical therapies, which may reduce the consumption of food prepared away from home, could materially and adversely affect our business, financial condition, or results of operations;

v

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the impact and effects of public health crises, pandemics, epidemics, and natural disasters or adverse weather conditions on our business, financial condition and results of operations;

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the risk that we may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs;

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the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

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the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

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difficulties in successfully expanding into international markets and complementary lines of business;

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the potential impact of product liability claims or product recalls;

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the risk that we fail to comply with requirements imposed by applicable law or government regulations, including but not limited to those related to environmental, data privacy and tax and accounting laws, rules and regulations;

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risks related to our ability to effectively finance and integrate acquired businesses;

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risks related to our access to borrowed funds in order to grow and finance the JRD Acquisition Transactions and risks related to any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

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the risk that our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

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the risk that we may not be able to effectively execute our capital allocation framework;

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the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

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risks related to our ability to return capital to stockholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;

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the risk that due to our reliance on technology, any technology disruption or delay in implementing new technology, including artificial intelligence (AI), could have a material negative impact on our business;

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the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions, including risks from flaws, breaches, or malfunctions in AI systems that could lead to operational disruptions, data loss, or erroneous decision-making;

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risks related to our ability to attract, motivate and retain employees, including key personnel;

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risks related to labor issues, including the renegotiation of union contracts and shortage of qualified labor;

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the risk that the exclusive forum provisions in our amended and restated bylaws could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

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risks related to business uncertainties and contractual restrictions affecting us and Jetro Restaurant Depot while the JRD Acquisition Transactions are pending, including effects on employees, customers, suppliers, and other business relationships;

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the risk that the JRD Acquisition Transactions are not consummated as expected, in a timely manner or at all;

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the risk that any of the anticipated benefits of the JRD Acquisition Transactions will not be realized or will not be realized within the expected time period;

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risks relating to the integration of Jetro Restaurant Depot;

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the occurrence of any event, change or other circumstance that could give rise to the right of Sysco Corporation, Holder Representative (as defined herein) or both to terminate the merger agreement;

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the risk that regulatory clearances for the JRD Acquisition Transactions may not be obtained, or other closing conditions may not be satisfied, in a timely manner or at all, as well as the risk that regulatory clearances are obtained subject to conditions that are not anticipated;

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the risk of other delays in closing the JRD Acquisition Transactions;

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risks related to business disruptions from the JRD Acquisition Transactions that may harm the business or current plans and operations of Sysco Corporation, Sysco Holdings and Jetro Restaurant Depot, including the diversion of management’s time from ongoing business operations;

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the risk that we may be unable to obtain or maintain favorable credit ratings, and that changes in credit ratings following the JRD Acquisition Transactions could adversely affect our access to the capital markets;

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the outcome and costs of any legal proceedings that may be instituted against Sysco Holdings, Jetro Restaurant Depot, Sysco Corporation or their respective directors in connection with the JRD Acquisition Transactions;

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the risk that the JRD Acquisition Transactions could have an adverse effect on the market price of Sysco Corporation common stock;

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the risk that the JRD Acquisition Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities;

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the risk that the announcement or consummation of the JRD Acquisition Transactions could have an adverse effect on the ability of Sysco Corporation or Jetro Restaurant Depot to retain and hire key personnel or maintain business, contractual or operational relationships;

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the risk that the market price of our common stock may be volatile and may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of our common stock;

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the risk that the completion of the JRD Acquisition Transactions may trigger change of control or other provisions in certain agreements to which Jetro Restaurant Depot is a party, which could have adverse consequences;

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the risk that the unaudited pro forma financial information incorporated by reference in this prospectus may not be indicative of what our actual financial position or results of operations would have been, and our actual results following the JRD Acquisition Transactions may differ materially;

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the risk that, if the merger agreement is terminated, Sysco Corporation may be required to pay a termination fee, and the negative impact on the stock price and business of Sysco Corporation that may result from such termination and the payment of such termination fee;

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the risk that Jetro Restaurant Depot is a privately held company and limited publicly available information exists about its business, financial condition and results of operations, and that the due diligence review of Jetro Restaurant Depot may not have identified all material issues relating to Jetro Restaurant Depot;

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other factors that may affect the future results of Sysco Holdings, Sysco Corporation and Jetro Restaurant Depot; and

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management’s response to any of the aforementioned factors.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus, including the documents incorporated by reference herein, could have a material adverse effect on our business, financial condition and results of operations. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SYSCO CORPORATION
Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 670,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2026.
Founded in 1969, Sysco Corporation commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco Corporation common stock. Since our formation, we have grown from $115 million to our all-time high of $84.6 billion in annual sales in fiscal 2026, both through internal expansion of existing operations and acquisitions.
We distribute food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are located in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.
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U.S. Foodservice Operations — primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Buckhead | Newport Meat & Seafood specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons, Inc., our Edward Don restaurant equipment and supplies distribution business, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco Corporation;

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International Foodservice Operations — includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

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SYGMA — our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

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Other — primarily our hotel supply operations, Guest Worldwide.

Foodservice operating sites distribute a full line of food products and a wide variety of non-food products to both independent and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating sites distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.
Sysco Corporation’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.
The products we distribute include:
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frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

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canned and dry foods;

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fresh meats and seafood;

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dairy products;

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beverage products;

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imported specialties; and

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fresh produce.

We also supply a wide variety of non-food items, including:
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paper products such as disposable napkins, plates and cups;

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tableware such as glassware and silverware;

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cookware such as pots, pans and utensils;

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restaurant and kitchen equipment and supplies; and

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cleaning supplies.

Our 333 distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco Corporation according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.
Sysco Corporation is organized under the laws of Delaware. The address and telephone number of Sysco Corporation’s executive offices are 1390 Enclave Parkway, Houston, Texas 77077-2099. Sysco Corporation’s telephone number is (281) 584-1390. Sysco Corporation’s common stock is listed on the NYSE under the trading symbol “SYY.”

SYSCO HOLDINGS
Sysco Holdings is a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation, formed solely for the purpose of effectuating the JRD Acquisition Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the JRD Acquisition Transactions. As a result of the JRD Acquisition Transactions, Sysco Corporation, JRD (as defined herein), and Warehouse Realty (as defined herein) will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equityholders of Jetro Restaurant Depot will own shares of Sysco Holdings, which are expected to be listed for trading on the NYSE. The address and telephone number of the principal executive offices of Sysco Holdings are 1390 Enclave Parkway, Houston, Texas 77077-2099 and (281) 584-1390.

THE JRD ACQUISITION TRANSACTIONS
General
On March 30, 2026, Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3,” and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and a holder representative (a “Holder Representative”) entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). The merger agreement contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the JRD Acquisition Transactions set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings (the “Warehouse Realty Merger” and, together with the Sysco Merger and the JRD Merger, the “mergers” and, collectively with the other transactions contemplated by the merger agreement, the “JRD Acquisition Transactions”).
Merger Consideration
Upon completion of the Sysco Merger, each share of Sysco Corporation common stock (other than cancelled shares) will be converted into one share of Sysco Holdings common stock. Upon completion of the JRD Merger and the Warehouse Realty Merger, equityholders of Jetro Restaurant Depot will receive, in the aggregate, (a) a cash payment of $21.6 billion, subject to customary adjustments, and (b) 91.5 million shares of Sysco Holdings common stock. As of the date hereof, based on the estimated number of shares of Sysco Corporation common stock and estimated equity interests of JRD and Warehouse Realty that are expected to be outstanding immediately prior to the JRD Acquisition Transactions, it is expected that Sysco Corporation stockholders as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 84%, and former equityholders of Jetro Restaurant Depot as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 16%, of the shares of Sysco Holdings common stock outstanding immediately after the closing of the JRD Acquisition Transactions. Upon completion of the JRD Acquisition Transactions, shares of Sysco Holdings are expected to be listed for trading on the NYSE.
Stockholders Agreement
Concurrently with entering into the merger agreement, Sysco Holdings entered into the stockholders agreement, dated as of March 30, 2026, with the majority stockholder of Jetro Restaurant Depot, certain funds affiliated with Leonard Green & Partners, L.P., Platinum Falcon B 2018 RSC Limited and certain other parties thereto, in each case, that will receive shares of Sysco Holdings common stock in the applicable mergers. The stockholders agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on Sysco Holdings’ board of directors, the acquisition of additional equity interests in Sysco Holdings, transfer restrictions, voting arrangements, non-competition, non-solicitation, and non-disparagement and registration rights.
Regulatory Clearance Required for the JRD Acquisition Transactions
The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On April 27, 2026, Sysco Corporation and Jetro Restaurant Depot each filed their respective requisite notification and report forms under the HSR Act. On May 27, 2026, Sysco Corporation and Jetro Restaurant Depot each received a request for additional information and documentary material, often referred to as a “second request,” from the FTC under the HSR Act. Issuance of the second request extends the HSR Act waiting period until 30 days after Sysco Corporation and Jetro Restaurant Depot have substantially complied with the second requests, unless that period is earlier terminated by the FTC.
Conditions for Completion of the JRD Acquisition Transactions
In addition to the expiration or termination of any applicable waiting period under the HSR Act related to the JRD Acquisition Transactions, each party’s obligation to complete the JRD Acquisition Transactions is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: the absence of any law or injunction adopted, promulgated or entered after the date of the merger agreement by any governmental authority of competent jurisdiction in the United States that prohibits the consummation of the JRD Acquisition Transactions, the Registration Statement on Form S-4 for the registration of Sysco Holdings’ common stock to be issued to Sysco Corporation stockholders in connection with the Sysco Merger being declared effective by the SEC (which has been satisfied), the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sysco Holdings common stock that will be issued as the JRD stock consideration pursuant to the merger agreement, with respect to each party, the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and performance and compliance, in all material respects, by the other party with its covenants in the merger agreement required to be performed and complied with such party at or prior to the closing of the JRD Acquisition Transactions, and the receipt by each party of a customary tax opinion with respect to the JRD Acquisition Transactions.
Termination
The merger agreement may be terminated prior to the closing date upon mutual written consent of Jetro Restaurant Depot, Holder Representative and Sysco Corporation. In addition, either Sysco Corporation or Holder Representative may terminate the merger agreement prior to the closing date:
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if the closing of the JRD Acquisition Transactions does not occur on or before September 30, 2027 (as may be extended, the “Termination Date”), with one automatic extension of such date until March 30, 2028 if all conditions to closing other than the conditions relating to receipt of required regulatory clearances have been satisfied or (to the extent permitted by law) waived, or are capable of being satisfied at such time (this termination right is not available to a party whose breach in any material respect of its obligations under the merger agreement principally caused the failure of closing of the JRD Acquisition Transactions to occur on or before the Termination Date);

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if the other party breaches its representations or warranties or there is any inaccuracy in its representations or warranties, or the other party breaches or fails to perform its covenants or other agreements contained in the merger agreement, which breach, inaccuracy or failure to perform (A) would result in the failure of the related conditions to such party’s obligations to close the JRD Acquisition Transactions to be satisfied, and (B) is not cured, or is incapable of being cured, by the other party prior to the earlier of (x) the Termination Date and (y) forty-five calendar days after the other party’s receipt of written notice from the terminating party of such breach, inaccuracy or failure (this termination right is not available to a party if that party is then in breach of any representation, warranty, covenant or obligation under the merger agreement that would result in the failure of certain specified conditions); or

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if any court (or U.S. federal governmental authority) of competent jurisdiction in the United States issued an order that has become final and non-appealable that has the effect of permanently restraining, enjoining or otherwise prohibiting the JRD Acquisition Transactions (this termination right is not available to a party if that party has breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of such order being issued and becoming final and non-appealable).
If the merger agreement is terminated by either Sysco Corporation or Holder Representative as a result of failure to obtain the required regulatory clearances or because the JRD Acquisition Transactions are not consummated by the Termination Date, Sysco Corporation will pay to Holder Representative a termination fee of $1.164 billion. The termination fee is payable prior to or concurrently with the termination, if terminated by Sysco Corporation, or within two business days of Holder Representative’s termination, provided that, with respect to a termination for failure to consummate the JRD Acquisition Transactions by the Termination Date, all of the conditions to closing other than those relating to the required regulatory clearances (other than certain conditions which by their nature may only be satisfied at the closing) are satisfied.
Combined Company Governance Matters
Effective upon the closing of the Sysco Merger, Sysco Holdings will adopt the amended and restated certificate of incorporation and the amended and restated bylaws of Sysco Holdings in the same form as Sysco Corporation’s certificate of incorporation and bylaws in effect as of immediately prior to the closing.
The merger agreement and the forms of Sysco Holdings amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions relating to the governance of Sysco Holdings following completion of the JRD Acquisition Transactions, which generally reflect the continuation of the governance arrangements of the Sysco Corporation charter and bylaws currently in effect.
Pursuant to the merger agreement, the directors of Sysco Corporation and the officers of Sysco Corporation in office immediately prior to the effective time of the Sysco Merger will be the directors and officers of Sysco Holdings immediately following the Sysco Merger. Pursuant to the stockholders agreement, on or prior to the closing date of the JRD Acquisition Transactions, Sysco Holdings’ board of directors will take all actions necessary and appropriate to cause the number of directors on the board of Sysco Holdings to be increased by two and appoint Sir Bradley Fried and Stanley Fleishman to serve as directors of Sysco Holdings’ board of directors.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of the 2026 Annual Report, as well as any risk factors we may describe in any subsequent periodic reports or information that Sysco Corporation or Sysco Holdings files with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include, among other things, additions to working capital, capital expenditures, acquisitions, investments, redemption or repurchase of securities, payment or prepayment of pension liabilities, and repayment of outstanding indebtedness.
The Issuer will not receive any proceeds from the resale of shares of its common stock by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF COMMON STOCK
As used in this section, the terms “we,” “us,” and “our” refer to Sysco Corporation only.
We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our restated certificate of incorporation, bylaws and the applicable prospectus supplement.
Authorized Shares
Under our certificate of incorporation, we have the authority to issue an aggregate of 2,000,000,000 shares of common stock. As of September 9, 2026, 479,568,281 shares of our common stock were issued and outstanding and 33,878,051 additional shares of our common stock were reserved for issuance pursuant to our equity compensation plans. We have also granted options, restricted stock units and performance share units representing the right to purchase or receive shares of our common stock under previous equity incentive plans, which derivative securities remain outstanding.
Dividends
Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock is entitled to receive any dividends our board of directors declares out of funds legally available to pay dividends. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors as our board of directors considers relevant.
Voting Rights
Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. As a result, under the Delaware General Corporation Law (the “DGCL”), the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director, subject to any voting rights held by holders of our preferred stock.
Liquidation Rights
If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock.
Absence of Other Rights
Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions.
Miscellaneous
All shares of common stock being offered by the applicable prospectus supplement will, when issued and paid for, be fully paid and non-assessable. Our certificate of incorporation contains no restrictions on the alienability of the common stock. Our common stock is traded on the NYSE under the symbol “SYY.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC.
Certain Anti-Takeover Effects
General.   Certain provisions of our certificate of incorporation, our bylaws and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the DGCL.
Business Combinations.   Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our certificate of incorporation nor our bylaws contains a provision electing to “opt-out” of Section 203.
Supermajority Requirement for Business Combinations.   In addition to the requirements of Section 203 of the DGCL, our certificate of incorporation provides that the affirmative vote of 80% of our outstanding stock entitled to vote shall be required for certain business combinations not approved by a majority of our directors who are not affiliated with the interested party in the potential transaction and who were directors prior to the time that the interested party became an interested party, except in certain circumstances. This provision of our certificate of incorporation may only be amended by the affirmative vote of 80% of our outstanding stock entitled to vote.
Advance Notice Provisions.   Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible for election as directors.
At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the board of directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. In the case of business or nominations to be brought before an annual meeting of stockholders, a stockholder must give notice that is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by us. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by us, whichever first occurs. A stockholder’s notice must also contain certain information specified in our bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. Our certificate of incorporation and bylaws provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.
In addition, holders who have “owned” (as defined in our bylaws) at least 3% of Sysco Corporation’s outstanding common stock continuously for a period of 3 years may nominate a number of director nominees equal to 20% of the total number of directors constituting the Board (rounded down), subject to a two nominee aggregate minimum, which nominees will be included in our proxy statement for the corresponding annual meeting of stockholders if the nominating stockholder(s) and the respective nominee(s) (each, a “Proxy Access Nominee”) comply with the additional eligibility, procedural and disclosure requirements set forth in our bylaws, including the following:
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a limit of 20 on the number of stockholders that may aggregate their ownership for purposes of satisfying the 3% threshold referenced above;

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procedures for nominating stockholders to submit timely written notice of their proxy access nominations;

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eligibility requirements for each Proxy Access Nominee;

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disclosures, agreements and representations required to be submitted to us by each nominating stockholder and each Proxy Access Nominee; and

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circumstances in which (i) the maximum number of Proxy Access Nominees shall be reduced or (ii) the board of directors will not be required to include any Proxy Access Nominees in our proxy statement for a particular annual meeting of stockholders.

Special Meetings.   Only our board of directors, our Chairman of the board of directors or our Chief Executive Officer, in each case with the concurrence of the majority of the board of directors, or our Secretary at the written request of stockholders of record who own at least 25% of our outstanding common shares and comply with certain procedural requirements, may call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.
Additional Authorized Shares of Capital Stock.   The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.
Limitation of Liability; Indemnification
Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:
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breach of the director’s duty of loyalty to us or our stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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the unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or Sysco Corporation from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. Also, these provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and our bylaws provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco Corporation and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

DESCRIPTION OF PREFERRED STOCK
As used in this section, the terms “we,” “us,” and “our” refer to Sysco Corporation only.
We may issue, from time to time, shares of one or more series of our preferred stock.
The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation, our bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our certificate of incorporation, bylaws and the relevant certificate of designation.
Authorized Shares
Under our certificate of incorporation, we have the authority to issue 1,500,000 shares of preferred stock.
General
Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

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the dividend periods (or the method of calculation thereof);

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the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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whether and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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whether the shares of the series of preferred stock will be listed on a securities exchange;

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any special United States federal income tax considerations applicable to the series; and

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the other rights and privileges and any qualifications, limitations of or restrictions on the rights or privileges of the series.

Dividends
Holders of shares of preferred stock shall be entitled to receive, when and as declared by our board of directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.
Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that has a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full cumulative dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for all past dividend periods and the then current dividend period. Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that does not have a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for the then current dividend period. Notwithstanding the required order of the payment of dividends on any preferred stock as described in this paragraph, the applicable prospectus supplement may allow for monies deposited in a sinking fund to be applied to the purchase or redemption of preferred stock, regardless of its ranking relative to other series of our preferred stock.
The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
Unless otherwise set forth in the applicable prospectus supplement, holders of any outstanding shares of our preferred stock will have a liquidation preference to holders of our common stock in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency. Neither a consolidation nor merger of us with another corporation shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not (except as set forth in the applicable prospectus supplement):
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increase or decrease the aggregate number of authorized shares of that class (except in the case where the preferred has no voting power);

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increase or decrease the par value of the shares of that class; or

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alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If any amendment to our certificate of incorporation would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous
The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.
When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our certificate of incorporation or the applicable certificate of designation or as otherwise required by law.
Transfer Agent and Registrar
The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities to be offered may be issued by Sysco Corporation or Sysco Holdings, in each case as sole issuer, or by Sysco Corporation and Sysco Holdings, as co-issuers, as specified in the applicable prospectus supplement. Such debt securities will be issued, in the case of senior debt securities, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended or supplemented from time to time, among Sysco Holdings, Sysco Corporation, the guarantors party thereto and the trustee to be named in the applicable prospectus supplement and, in the case of subordinated debt securities, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended or supplemented from time to time, among Sysco Holdings, Sysco Corporation, the guarantors party thereto and the trustee to be named in the applicable prospectus supplement. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Any series of debt securities may be offered together with the unconditional guarantees of one or more guarantors, consisting of (x) if Sysco Holdings or Sysco Corporation is the sole Issuer of such series, Sysco Corporation and/or one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries or (y) if Sysco Holdings and Sysco Corporation are co-issuers of such series, Sysco Corporation will not guarantee that series, and any guarantees of that series will instead be provided solely by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries. The trustee to be named in the prospectus supplements relating to the senior debt and subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The forms of Senior Debt Indenture and Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”).
The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.”
In this section, references to the “Issuer” mean (a) Sysco Holdings or Sysco Corporation, in each case when acting as the sole issuer of debt securities, or (b) Sysco Holdings and Sysco Corporation, when acting as co-issuers of debt securities, in each case as specified in the applicable prospectus supplement.
General
The Indentures will not limit the amount of additional indebtedness the Issuer or any of its respective subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of the Issuer or, if a series is co-issued by Sysco Holdings and Sysco Corporation, the co-Issuers.
The Issuer may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount. The guarantors may unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.”
Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series and any guarantees thereof (to the extent such terms are applicable):
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the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount, and purchase price;

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the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

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the date or dates of maturity;

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any redemption, repayment or sinking fund provisions;

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the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

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the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

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the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

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whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

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whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and if so, the identity of the depositary, if any, for such global securities;

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the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

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if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

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the identity of the depositary for global securities;

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if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

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any terms on which the debt securities may be convertible into or exchanged for equity securities, debt securities or indebtedness of any kind of the Issuer or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

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the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

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the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any applicable United States federal income tax consequences, including whether and under what circumstances the Issuer will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such debt securities rather than pay such additional amounts;

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the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below;

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any co-issuer;

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additional terms not inconsistent with the provisions of the Indenture;

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if any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, any restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities;

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the identity of the specific guarantors, if any, and the terms of any guarantees of the debt securities; and

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any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will appoint the trustee under the applicable Indenture as security registrar for the debt securities the Issuer issues in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by the Issuer, the Issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The Issuer will be required to maintain an office or agency for transfers and exchanges in each place of payment. The Issuer may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. The Issuer or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:
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during a period beginning 15 days before the day of delivery of the relevant notice of redemption and ending on the close of business on the day of such delivery; or

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if the Issuer has called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the relevant prospectus supplement.
Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Guarantee of Debt Securities
Sysco Corporation and one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries may guarantee, fully and unconditionally, unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. If Sysco Corporation is a co-issuer of a series of debt securities together with Sysco Holdings, Sysco Corporation will not guarantee that series, and any guarantees of that series will instead be provided solely by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement for the benefit of the series of debt securities to which it relates. Unless otherwise provided in a prospectus supplement, guarantees of senior debt securities will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the respective guarantors. Guarantees of subordinated debt securities will be junior in right of payment to all of the present and future senior indebtedness of the respective guarantors, including without limitation, guarantees of senior indebtedness, to the extent described in each prospectus supplement.
The assets of Sysco Corporation consist, and the assets of Sysco Holdings after the consummation of the JRD Acquisition Transactions will consist, principally of the stock of its subsidiaries. Therefore, the rights of the Issuer and the rights of its respective creditors to participate in the assets of any subsidiary upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of the Issuer itself and/or the claims of those creditors themselves may be recognized as creditor claims of the subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, the ability of the Issuer to service its indebtedness and other obligations is dependent upon the earnings and cash flow of its subsidiaries and the distribution or other payment to it of such earnings or cash flow. If any of the Issuer’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The Issuer’s rights and the rights of its creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless the Issuer or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. If your debt securities are not guaranteed by a subsidiary, you will not be a direct creditor of that subsidiary, and your rights to obtain payments from that subsidiary will be structurally subordinated to the rights of that subsidiary’s creditors.
As of June 27, 2026, certain of Sysco Corporation’s U.S. broadline subsidiaries were guarantors under approximately $12.2 billion of Sysco Corporation’s outstanding senior notes and debentures, as well as under Sysco Corporation’s revolving credit facility and term loan credit facility, and such subsidiaries may also guarantee one or more series of additional debt securities issued under the Indenture. In addition, although each of Sysco Holdings and Sysco Corporation currently does not have any secured indebtedness, if in the future Sysco Holdings or Sysco Corporation or any other guarantor incurs any secured indebtedness, the debt securities and any related guarantees will effectively rank junior in right of payment to any such secured indebtedness to the extent of the assets securing such indebtedness.
Sysco Corporation is, and following completion of the JRD Acquisition Transactions, Sysco Holdings will also be, an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Sysco Corporation or Sysco Holdings, including holders of that series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.
Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by the guarantors. The applicable supplemental indentures for the debt securities offered hereunder may provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the guarantors under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.
To the extent that a court were to find that (x) a guarantee was incurred by any guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) each guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of each guarantor’s other creditors. To the extent any guarantee issued by any guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by that guarantor could cease to have any direct claim against that guarantor and would be creditors solely of the Issuer, and any claims against that guarantor would be structurally subordinated, as discussed above. In addition, in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the lender impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the lender elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the lender otherwise takes action under loan documents that materially prejudices the guarantor.
The Issuer and each guarantor intend to attempt to structure the issuances of the guarantees by each guarantor in such a manner that they will not be fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.
The guarantee of any guarantor may be released under certain circumstances. If the Issuer exercises its defeasance option with respect to the debt securities of any series in accordance with the provisions of the Indentures, then any guarantor effectively will be released with respect to that series of debt securities. Further, each guarantee will remain in full force and effect until the earliest to occur of the date, if any, on which (1) the applicable guarantor shall consolidate with or merge into the Issuer or any successor of the Issuer, (2) the Issuer or any successor of the Issuer consolidates with or merges into the applicable guarantor, (3) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indentures, or (4) with respect to any guarantor that is required to guarantee the debt securities solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness or the full and final payment and performance of all obligations of the Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the debt securities. In addition, each guarantee of a series will be released upon the Issuer’s exercise of its defeasance or covenant defeasance option with respect to that series, upon satisfaction and discharge of the Indenture with respect to that series, or upon payment in full of that series.
Global Securities
Registered Global Securities.   The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Registered Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. Provisions substantially similar to the following are expected to apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.
A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”
Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants.
The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Registered Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Registered Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if the Issuer requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give any notice or consent or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give such notice or consent or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or consent or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer, the Trustee, or the guarantors of the debt securities, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”
If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and the Issuer does not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, the Issuer may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.
Global Securities for Bearer Instruments.   Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.
Senior Debt
The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) that will be issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of the Issuer’s other debt which is (a) unsecured and unsubordinated debt and (b) senior to the subordinated debt securities described below under “Subordinated Debt.”
The Indentures will contain certain restrictive covenants that apply, or may apply, to the Issuer and its Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless the Issuer specifically so provides in the applicable prospectus supplement.
You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.
Limitations on Liens.   The Issuer will covenant in the Senior Debt Indenture that it will not (nor will it permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if the Issuer shall so determine, any other indebtedness of or guarantee by the Issuer or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at the Issuer’s option, prior to) such secured debt.
The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation or another entity existing at the time such corporation or another entity becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by the Issuer or a Subsidiary, or to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to the Issuer or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding; (e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco Holdings, Sysco Corporation or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Issuer or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of the Issuer or of one of the Issuer’s Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.
Notwithstanding the restrictions in the preceding paragraph, the Issuer or any of its Subsidiaries may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed (x) at any time prior to completion of the JRD Acquisition Transactions, 20% of Sysco Corporation’s Consolidated Net Tangible Assets and (y) after the completion of the JRD Acquisition Transactions, 20% of Sysco Holdings’ Consolidated Net Tangible Assets.
Limitations on Sale and Lease-Back Transactions.   The Issuer will also covenant in the Senior Debt Indenture that it will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Issuer and one of its Subsidiaries, or between Subsidiaries, unless: (a) the Issuer or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitations on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Issuer’s Board of Directors) and the Issuer applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco Holdings, Sysco Corporation or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to the Issuer or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property.
Certain Definitions
As used in the Indentures and this prospectus, the following definitions will apply:
“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property will be defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by the Issuer’s Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.
“Board of Directors” will be defined in the Indentures to mean the Issuer’s (i) the board of managers or directors, as applicable, (ii) any duly authorized committee of that board, (iii) any committee of officers of the Issuer or (iv) any officer of the Issuer acting, in the case of clauses (iii) and (iv), pursuant to authority granted by that board or any duly authorized committee of that board.
“Consolidated Net Tangible Assets” will be defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
“JRD Acquisition Transactions” will be defined in the Indentures to mean the mergers and the other transactions contemplated by the merger agreement dated March 30, 2026 (as amended, modified or supplemented from time to time “merger agreement”) by and among Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3”, and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and the Holder Representative, which contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the mergers set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings.
“Principal Property” will be defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by the Issuer or any Subsidiary and is located within the United States of America or Canada unless the Issuer’s Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by the Issuer and its Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.
“Sale and Lease-Back Transaction” will be defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by the Issuer or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Issuer or such Subsidiary to such person.
“Subsidiary” will be defined in the Senior Debt Indenture to mean any corporation in which the Issuer and/or one or more of its Subsidiaries together own voting stock having the power to elect a majority of the board of directors or other governing body of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Subordinated Debt
The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) that will be issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term will be defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as defined below. If the subordinated debt securities are guaranteed (the “guarantees”) by one or more guarantors, the guarantees will likewise be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of such guarantor, whether currently existing or incurred in the future.
No Payment If Senior Indebtedness In Default.   No payment (including the making of any deposit in trust with the Trustee) on account of principal, premium, if any, or interest on any subordinated debt securities or guarantees (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:
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there exists a default for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness of the Issuer or the applicable guarantor (the “monetary default”); or

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during certain “blockage periods” when any default other than a monetary default has occurred concerning any Senior Indebtedness, which permits the holder or holders of any Senior Indebtedness to accelerate the maturity of any Senior Indebtedness with notice or lapse of time, or both. Such a default must have continued beyond the period of grace, if any, provided for such default, and such a default shall not have been cured or waived or shall not have ceased to exist. A blockage period begins when holders of any Senior Indebtedness give written notice of such types of events of default with respect to the Senior Indebtedness to the Trustee and the Issuer. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and the Issuer terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, the Issuer will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.
Priority of Senior Indebtedness.   The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities or guarantees, or any payment to acquire any of the subordinated debt securities, upon any of the following events:
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insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of the Issuer or any guarantor under Federal or state law, or similar proceedings, relative to the Issuer or any guarantor or its or their creditors, or its or their property;

•
voluntary liquidation, dissolution or winding up of the Issuer or any guarantor; or

•
an assignment for the benefit of creditors or any other marshalling of assets of the Issuer or any guarantor (whether or not involving insolvency or bankruptcy).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist.
Under the Subordinated Debt Indenture, the term “Senior Indebtedness” will mean, with respect to the Issuer and any guarantor, (a) all indebtedness and obligations of the Issuer or such guarantor existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any credit agreement, bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, any finance lease, Capital Lease Obligations (as defined below), and Synthetic Lease Obligations (as defined below); (v) are reimbursement obligations with respect to letters of credit, banker’s acceptance, security purchase facility or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, swaps, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Issuer or such guarantor; (vii) all of the obligations of the Issuer and any guarantor issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Issuer or any of its subsidiaries have agreed to be treated as owner of the subject property for United States federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (viii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vii) above (other than endorsements for collection or deposits in the ordinary course of business); (ix) all compensation and reimbursement obligations of the Issuer and any guarantor to the trustee pursuant to certain terms of the Subordinated Debt Indenture, if any or (x) are obligations of other persons of the type referred to in clauses (i) through (ix) above secured by a lien to which any of the Issuer’s or such guarantor’s properties or assets are subject, whether or not the obligations secured thereby shall have been issued by the Issuer or such guarantor or shall otherwise be the Issuer’s or such guarantor’s legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings, refinancings, replacements or extensions of any such indebtedness or obligations of the types referred to above.
However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of the Issuer or any guarantor to any of its subsidiaries, (2) any indebtedness or obligation of the Issuer or any guarantor which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or the guarantees, or to rank pari passu with, or to be subordinated to, the subordinated debt securities or the guarantees, or (3) any indebtedness or obligation incurred by the Issuer or any guarantor in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under the generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under generally accepted accounting principles.
The Subordinated Debt Indenture will not contain any terms that limit the Issuer’s or any guarantor’s ability to incur additional Senior Indebtedness or that require the maintenance of financial ratios or specified levels of net worth or liquidity. The Issuer and its subsidiaries expect to incur additional indebtedness from time to time that will be senior to the subordinated debt securities.
Ranking Relative to Secured Indebtedness.   The subordinated debt securities and any guarantees will effectively rank junior to any existing and future secured indebtedness of the Issuer and any guarantor, respectively, to the extent of the value of the assets securing such indebtedness. By reason of such effective subordination, in the event of insolvency, holders of secured indebtedness may recover more, ratably, than holders of the subordinated debt securities.
Structural Subordination.   The subordinated debt securities will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuer’s existing and future subsidiaries that do not guarantee the subordinated debt securities. Holders of subordinated debt securities will not have any claim as a creditor against any non-guarantor subsidiary of the Issuer, and indebtedness and other liabilities, including trade payables, of any such non-guarantor subsidiary will effectively rank senior to the subordinated debt securities.
By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness, and it is possible that no payments will be made to holders of the subordinated debt securities or, if applicable, the guarantees.
Merger or Consolidation
Each of the Indentures will provide that the Issuer may merge or consolidate with any other person or persons, and the Issuer may sell, convey, transfer or lease all or substantially all of its property to any other person or persons (whether or not affiliated with the Issuer), so long as it meets the following conditions:
1.
Either (a) the transaction is a merger or consolidation, and the Issuer is the surviving entity; or (b) the successor person in a merger or consolidation or the person which acquires by sale, conveyance, transfer or lease substantially all of the Issuer’s property and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of the Issuer’s obligations under the Indenture and the relevant debt securities; and

2.
Immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture;

provided, however, that the JRD Acquisition Transactions shall not be subject to the foregoing covenant.

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of the Issuer’s obligations under the applicable Indenture and automatically be substituted for the Issuer in the applicable Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), the Issuer will be discharged from all obligations and covenants under the applicable Indenture and all debt securities issued thereunder and may be liquidated and dissolved.
Events of Default
An Event of Default will be defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due for 30 days); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series.
Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities.
Each Indenture will require the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, through the facilities of DTC in accordance with the applicable procedures of DTC (or another depositary), and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or delivery. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series.
Each Indenture will entitle the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. The Indentures will not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
Each Indenture will provide that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against the Issuer under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered and, if requested, provided the Trustee indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class).
Each Indenture will contain a covenant that the Issuer will file annually with the Trustee a certificate stating whether or not the Issuer is in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of such Indenture and, if the Issuer is not in compliance, describing the nature and status of the non-compliance.
Defeasance and Satisfaction and Discharge
Satisfaction and Discharge
Each Indenture will provide that the Issuer may defease, satisfy and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year or will be scheduled for redemption within one year under arrangements reasonably satisfactory to the trustee) by irrevocably depositing with the Trustee, as trust funds, money or government obligations, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance and satisfaction and discharge will not apply to obligations related to the following (the “Surviving Obligations”):
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registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

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Issuer’s right to optional redemption, if any;

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substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

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maintenance of an office or agency in respect of the debt securities of such series;

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receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

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rights, obligations, duties and immunities of the Trustee; and

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rights of holders as beneficiaries of any trust created as described above for purposes of the defeasance.

Defeasance
In addition, each Indenture will provide that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, the Issuer may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable in U.S. dollars, U.S. government obligations, or in the case of debt securities payable in a currency other than U.S. dollars, foreign government obligations denominated in such currency, which through the payment of principal and interest in accordance with their terms will provide money) in an amount sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture.
The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.
Modification of the Indentures
Under each of the Indentures, the Issuer will be able to enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish, among others, any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of the Issuer’s obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency or mistake in such Indenture or add any other provision which shall not materially adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series, (f) supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, (g) add additional guarantees or additional guarantors in respect of all or any series of debt securities under the Indentures, or (h) evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of debt securities and its obligations under the Indentures in accordance with the terms of the Indentures.
Each Indenture will also contain provisions permitting the Trustee and the Issuer, with the consent of the holders of not less than a majority in principal amount of the debt securities of a series issued under such Indenture then outstanding and affected (including, without limitation, additional debt securities of such series, if any) voting as a single class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, the Issuer may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:
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extend the final maturity of any debt security, or reduce the principal amount thereof,

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reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

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reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

•
change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

•
reduce the amount payable upon acceleration,

•
impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

•
if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

•
reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (including, without limitation, additional debt securities of such series, if any) voting as a single class may, on behalf of the holders of all debt securities of that series, waive compliance by the Issuer with certain restrictive covenants of the Indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (including, without limitation, additional debt securities of such series, if any) may, on behalf of the holders of all debt securities of that series, voting as a single class, generally waive any past default under the Indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.
Governing Law
Each Indenture will provide that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The guarantees also will be governed by New York law.
The Trustee
Each Indenture will provide that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered and, if requested, provided the Trustee indemnity satisfactory to it. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to any holder) or that would involve the Trustee in personal liability.
The Trustee may engage in other transactions with the Issuer. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.
Paying Agents
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will make payments on the debt securities in U.S. dollars or other applicable currency at the office of the applicable trustee or any paying agent the Issuer designates. At the Issuer’s option, the Issuer may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will designate the trustee under each Indenture as its paying agent for payments on debt securities it issues under that Indenture. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell the securities being offered hereby in one or more of the following ways from time to time:
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directly to one or more purchasers;

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through agents;

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through underwriters;

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through dealers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through a combination of any of these methods of sale; or

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by any other legally available means, which will be set forth in an applicable prospectus supplement if required.

We or the selling securityholders may sell the securities directly, for cash or in exchange for assets. In that event, no underwriters or agents would be involved. Offers to purchase the securities may be solicited by agents designated by us or the selling securityholders from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of any securities will be named, and any commissions payable by us or the selling securityholders to such agent will be set forth in the prospectus supplement relating to the securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We or the selling securityholders may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.
We or the selling securityholders may conduct an offering of the securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or the selling securityholders do so, we will name the underwriters and describe the terms of the sale of the securities to them in the prospectus supplement relating to the securities, which will be used by the underwriters to make resales of the securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. We or the selling securityholders might agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters may make with respect to these liabilities. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.
We or the selling securityholders may conduct an offering of the securities through dealers from time to time. If we or the selling securityholders do so, we would sell or transfer the securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We or the selling securityholders might agree to indemnify the dealers against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the dealers may make with respect to these liabilities. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.

We or the selling securityholder may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.
Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities or that active public markets for the debt securities will develop.
Each series of securities will be a new issue and, other than our common stock, which is listed on the NYSE, will have no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities or that active public markets for the securities will develop. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice.
In connection with an offering of securities pursuant to this prospectus, the underwriters may over-allot or effect transactions that stabilize or maintain the market prices of the securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M under the Exchange Act. If we offer securities in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

We will describe in a prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) the terms of the offering of securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the securities being offered and the proceeds or property we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

•
any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
The selling securityholders, if any, will act independently of Sysco Corporation and Sysco Holdings in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We, or any selling securityholders, may enter into option, share lending or other types of transactions that require us, or such selling securityholders, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We, or any selling securityholders, may enter into prepaid variable forward contracts or substantially similar transactions and the pledging of shares of common stock in connection therewith. We, or any selling securityholders, may also enter into hedging transactions with respect to the shares of common stock. For example, we, or any selling securityholders, may:
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enter into transactions involving short sales of shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us, or such selling securityholder, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•
loan or pledge shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We, or any selling securityholders, may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by us, or any selling securityholders, or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from us, or any selling securityholders, in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
A selling securityholder that is an entity may elect to make a pro rata in-kind distribution of shares of common stock to its members, partners or stockholders, or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for shares of common stock, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless they are affiliates of ours) would thereby receive freely tradeable shares of common stock pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.
Shares of common stock may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Offers to purchase the shares of common stock offered by this prospectus also may be solicited, and sales of such shares of common stock may be made, by us, or by selling securityholders, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
The selling securityholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Any selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

LEGAL MATTERS
The validity of the securities and the guarantees is being passed upon for Sysco Holdings and Sysco Corporation by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
Sysco Corporation
The consolidated financial statements of Sysco Corporation and its consolidated subsidiaries appearing in the 2026 Annual Report, and the effectiveness of Sysco Corporation and its consolidated subsidiaries’ internal control over financial reporting as of June 27, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
Jetro Restaurant Depot
The audited historical financial statements of JRD Unico, Inc. and Affiliates incorporated in this prospectus by reference to Sysco Corporation’s Current Report on Form 8-K dated September 14, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

SYSCO HOLDINGS CORPORATION
SYSCO CORPORATION
€    % Junior Subordinated Notes due 2056
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Goldman Sachs & Co. LLC		TD Securities
BofA Securities	J.P. Morgan	Wells Fargo Securities
September   , 2026